Exhibit 2.7

EXECUTION VERSION

SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

by and among

SunGard Capital Corp.

SunGard Capital Corp. II

SunGard Holding Corp.

SunGard Holdco LLC

SunGard Data Systems Inc.

and

Certain Stockholders of SunGard Capital Corp. and SunGard Capital Corp. II

Dated as of March 31, 2014

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ARTICLE IX. LEGENDS		19
9.1	Restrictive Legend	19
9.2	1933 Act Legends	20
9.3	Stop Transfer Instruction	20
9.4	Termination of 1933 Act Legend	20
9.5	Classes of Shares Separately Transferable	20

ARTICLE X. AMENDMENT, TERMINATION, ETC		20
10.1	Oral Modifications	20
10.2	Written Modifications	20
10.3	Withdrawal from Agreement	21
10.4	Effect of Termination	21

ARTICLE XI. DEFINITIONS		21
11.1	Certain Matters of Construction	21
11.2	Definitions	22

ARTICLE XII. MISCELLANEOUS		32
12.1	Authority: Effect	32
12.2	Notices	32
12.3	Binding Effect, Etc	36
12.4	Descriptive Heading	36
12.5	Counterparts	36
12.6	Severability	36
12.7	No Recourse	36
12.8	Aggregation of Shares	36
12.9	Obligations of Company, Lowerco, Holdings, LLC and SDS	36
12.10	Confidentiality	37

ARTICLE XIII. GOVERNING LAW		37
13.1	Governing Law	37
13.2	Consent to Jurisdiction	37
13.3	WAIVER OF JURY TRIAL	38
13.4	Exercise of Rights and Remedies	38

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SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This Second Amended and Restated Stockholders Agreement (the “Agreement”) is made as of March 31, 2014 by and among:

(i)	SunGard Capital Corp., a Delaware corporation (together with its successors and permitted assigns, the “Company”);

(ii)	SunGard Capital Corp. II, a Delaware corporation (together with its successors and permitted assigns, “Lowerco”);

(iii)	SunGard Holding Corp., a Delaware corporation (together with its successors and permitted assigns, “Holdings”);

(iv)	SunGard Holdco LLC, a Delaware limited liability company (together with its successors and permitted assigns, “LLC”);

(v)	SunGard Data Systems Inc., a Delaware corporation (“SDS”);

(vi)	each Person who executed the Amended and Restated Stockholders Agreement or who executes this Agreement and is listed as a Principal Investor on the signature pages thereto or hereto (collectively with their Permitted Transferees and for so long as they are members of a Principal Investor Group, the “Principal Investors”);

(vii)	each Person who executed the Amended and Restated Stockholders Agreement or who executes this Agreement and is listed as an Other Investor on the signature pages thereto or hereto (collectively with their Permitted Transferees and with Persons who executed this Agreement as Principal Investors who have ceased to be members of a Principal Investor Group, the “Other Investors” and, together with the Principal Investors, the “Investors”);

(viii)	each Person who executed the Amended and Restated Stockholders Agreement or who executes this Agreement and is listed as a Manager on the signature pages thereto or hereto and such other Persons, if any, that from time to time became party thereto or become party hereto as Managers (collectively, the “Managers”);

(ix)	each Person who executed the Amended and Restated Stockholders Agreement or who executes this Agreement and is listed as a Manager Designee on the signature pages thereto or hereto and such other Persons, if any, that from time to time became party thereto or become party hereto as Manager Designees (collectively, the “Manager Designees”); and

(vii)	such other Persons, if any, that from time to time became party thereto or become party hereto as transferees of Shares pursuant to Section 3.2 (collectively, together with the Investors, the Managers and the Manager Designees, the “Stockholders”) in accordance with the terms thereof or hereof.

RECITALS

WHEREAS, the Company was formed by the Principal Investors for the purpose of the acquisition of SDS and functions solely as a holding company, with its principal asset being an indirect investment in the common stock of SDS;

WHEREAS, on August 11, 2005 (the “Closing Date”), Solar Capital Corp., a special purpose corporation created solely for the acquisition of SDS and an indirect wholly owned subsidiary of the Company, merged with and into SDS, with SDS being the surviving corporation;

WHEREAS, in connection with the acquisition of SDS, the Company, Lowerco, Holdings, LLC, Solar Capital Corp. and certain Stockholders entered into a Stockholders Agreement, dated as of August 10, 2005 (the “Stockholders Agreement”);

WHEREAS, the Company amended its certificate of incorporation to remove the specific class rights associated with Class A-1 through Class A-7 of the Company’s common stock and make such other amendments as were incidental to the foregoing on November 7, 2012 (the “Substitution Charter Amendment”);

WHEREAS, in connection with the Substitution Charter Amendment, the Company, Lowerco, Holdings, LLC, SDS and the Stockholders amended the Stockholders Agreement and entered into the Amended and Restated Stockholders Agreement, dated as of November 7, 2012 (the “Amended and Restated Stockholders Agreement”);

WHEREAS, SDS, directly and through its various subsidiaries, is engaged in the SDS Business and was previously engaged in the AS Business (as such terms are defined herein);

WHEREAS, the board of directors of each of the Company, Lowerco, Holdings and SDS, and the board of managers of LLC, have determined that it is in the best interests of the Company, Lowerco, Holdings, LLC and SDS to separate the AS Business from the SDS Business, because such separation will (i) allow key managers of the AS Business to receive stock in a separate, independent company, which will enable the AS Business to retain and motivate such managers and to attract future key managers of the AS Business, (ii) eliminate operational, strategic, governance and management conflicts between the AS Business and the SDS Business, and (iii) provide each of the AS Business and the SDS Business with the opportunity to pursue its own separate and distinct corporate opportunities and growth strategies;

WHEREAS, SDS formed Sungard Availability Services Capital, Inc., a wholly owned Delaware corporation (“AS Spinco”), for the purpose of indirectly holding the AS Business following its separation from the SDS Business (through Sungard Availability Services Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of AS Spinco, that is disregarded for U.S. federal income tax purposes (“Availability LLC”));

WHEREAS, in order to effect such separation, the Company, Lowerco, Holdings, LLC, SDS, AS Spinco and Availability LLC, entered into that certain Separation and Distribution Agreement, dated as of March 31, 2014, pursuant to which the AS Business was separated from the SDS Business through a series of internal contributions and spin-off transactions (such transactions, collectively, the “Internal Spin-Offs”);

WHEREAS, following the Internal Spin-Offs and pursuant to Section 4.3 of the Amended and Restated Stockholders Agreement, the holders of Preferred Stock exchanged, on a pro rata basis and at fair market value, a portion of their shares of Preferred Stock for all of the outstanding shares of the common stock of AS Spinco (the “External Split-Off” and, together with the Internal Spin-Offs, the “AS Separation Transaction”); and

WHEREAS, in connection with the AS Separation Transaction, the parties believe that it is in the best interests of the Company, Lowerco, Holdings, LLC, SDS and the Stockholders to amend and restate the Amended and Restated Stockholders Agreement as set forth in this Agreement.

AGREEMENT

Therefore, the parties hereto hereby agree as follows:

ARTICLE I.

EFFECTIVENESS; DEFINITIONS

1.1 Effective Time. This Agreement shall become effective upon the effectiveness of the External Split-Off (the “Effective Time”).

1.2 Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Article XI hereof.

ARTICLE II.

VOTING AGREEMENT

2.1 Significant Transactions; Board of Directors. For so long as there are any Principal Investors remaining, each holder of Shares hereby appoints each Principal Investor as its proxy to vote such holder’s Shares, whether at a meeting or by written consent, in accordance with such holder’s agreements contained in this Section 2.1, which proxy shall be valid and remain in effect until the applicable provisions of this Section 2.1 expire pursuant to Section 2.5. Except with respect to Section 2.1.4, the power and authority to exercise the proxy granted hereby shall be exercised if and only if the matter to be voted on has been approved by the Requisite Principal Investors (which for purposes of this Section 2.1 shall mean the approval specified in clause (a) of the definition of “Requisite Principal Investors”) and shall be exercised on terms consistent with such approval. The proxy granted hereby is irrevocable and coupled with an interest sufficient in law to support an irrevocable power. Each Principal Investor who is granted such proxy agrees that it shall only be voted in a manner consistent with such holder’s agreements with respect to voting contained in this Section 2.1.

2.1.1 Change of Control Transactions. If a vote of holders of Shares (or any class or series of Shares) is required under any applicable law or stock exchange regulations in connection with a Change of Control transaction being implemented pursuant to Section 4.2 or is determined to be otherwise desirable by the Requisite Principal Investors in connection with a transaction being implemented pursuant to Section 4.2, each holder of Shares agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Requisite Principal Investors may instruct by written notice to approve any sale, merger, consolidation, reorganization or any other transaction or series of transactions involving the Company or its subsidiaries (or all or any portion of their respective assets) in connection with, or in furtherance of, the exercise by the Requisite Principal Investors of their rights under Section 4.2 and in all cases consistent with the provisions of such Section.

2.1.2 Recapitalization Transactions. If a vote of holders of Shares (or any class or series of Shares) is required under any applicable law or stock exchange regulations in connection with a Recapitalization Transaction being implemented pursuant to Section 4.3 or is determined to be otherwise desirable by the Requisite Principal Investors in connection with a Recapitalization Transaction being implemented pursuant to Section 4.3, each holder of Shares agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Requisite Principal Investors may instruct by written notice to approve any aspect or aspects of such Recapitalization Transaction in connection with, or in furtherance of, the exercise by the Requisite Principal Investors of their rights under Section 4.3 and in all cases consistent with the provisions of such Section.

2.1.3 Certificate of Incorporation Amendments. Each holder of Shares agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Requisite Principal Investors may instruct by written notice to approve any amendment to the certificate of incorporation of the Company that is approved by the Requisite Principal Investors and (a) if applicable, by a Majority in Interest of the holders of any class of shares to the extent such amendment, by its terms, materially and adversely discriminates against such class of shares and (b) if applicable, by a Majority in Interest of the Other Investor Shares to the extent such amendment, by its terms, materially and adversely discriminates against the rights of the holders of Other Investor Shares.

2.1.4 Board of Directors. Each holder of Shares agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as each Principal Investor Group may instruct by written notice (a) to elect each nominee designated by such Principal Investor Group to the Board pursuant to Section 7.1.1 or 7.3 and (b) to remove any Principal Investor Director from the Board designated by such Principal Investor Group pursuant to Section 7.2.

2.2 Consent to Amendment. Each holder of Shares agrees to cast all votes to which such holder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Requisite Principal Investors may instruct by written notice to increase the number of authorized shares of Class A-8 Common Stock to the extent necessary to permit the Company to comply with the provisions of its certificate of incorporation with respect to the conversion of shares of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock, Class A-4 Common Stock, Class A-5 Common Stock, Class A-6 Common Stock, Class A-7 Common Stock and Class L Stock into shares of Class A-8 Common Stock. For so long as there are any Principal Investors remaining, each holder of Shares hereby appoints each Principal Investor as its proxy to vote such holder’s Shares, whether at a meeting or by written consent in accordance with such holder’s agreements contained in this Section 2.2, which proxy shall be valid and remain in effect until the applicable provisions of this Section 2.2 expire pursuant to Section 2.5. The power and authority to exercise the proxy granted hereby shall be exercised if and only if the matter to be voted on has been approved by the Requisite Principal Investors (which for purposes of this Section 2.2 shall mean the approval specified in clause (a) of the definition of “Requisite Principal Investors”) and shall be exercised on terms consistent with such approval. The proxy granted hereby is irrevocable and coupled with an interest sufficient in law to support an irrevocable power. Each Principal Investor who is granted such proxy agrees that it shall only be voted in a manner consistent with such holder’s agreements with respect to voting contained in this Section 2.2.

2.3 Limitation of Proxy. For the avoidance of doubt, except as expressly contemplated by this Article II, none of the Principal Investors has been granted a proxy to exercise the rights of any Stockholder under this Agreement or the Participation, Registration Rights and Coordination Agreement.

2.4 The Company and Lowerco. The Company and Lowerco will not give effect to any action by any holder of Shares or any other Person which is in contravention of this Article II.

2.5 Period. Each of the foregoing provisions of this Article II shall expire on the earlier of (a) a Change of Control, (b)(i) in the case of Sections 2.1.2 and 2.1.3, the Qualified Public Offering and (ii) in the case of Section 2.1.1, the third anniversary of the Qualified Public Offering and (c) with respect to any particular provision, the last date permitted by applicable law (including the rules of the Commission and any exchange upon which equity securities of the Company are listed).

ARTICLE III.

TRANSFER RESTRICTIONS

3.1 Transfers Allowed. Until the expiration of the provisions of this Article III and subject to Section 3.7, no holder of Shares shall Transfer any of such holder’s Shares to any other Person except as follows:

3.1.1 Permitted Transferees. Subject to Sections 3.3 and 3.4, but without regard to any other restrictions on transfer contained elsewhere in this Agreement, any holder of Shares may Transfer any or all of such Shares to such holder’s Permitted Transferees, so long as such Permitted Transferees agree to be bound by the terms of this Agreement in accordance with Section 3.2 (if not already bound hereby).

3.1.2 Distributions and Bona Fide Charitable Contributions. Subject to 3.4, at or after the closing of the Qualified Public Offering, (a) any Investor may Transfer any or all of such Shares in a pro rata Transfer to its partners, members, managers or stockholders and (b) any holder of Shares may Transfer any or all of such Shares to a Charitable Organization as a bona fide charitable contribution, in each case without regard to any other restrictions on transfer contained elsewhere in this Agreement (other than the provisions of Sections 3.4 and 3.7 and Article V, if applicable). Any Shares so Transferred shall conclusively be deemed thereafter not to be Shares under this Agreement.

3.1.3 Public Transfers. Subject to 3.4, any holder of Shares may Transfer any or all of such Shares: (a) in any Public Offering up to and including the Qualified Public Offering (but only to the extent, the Requisite Principal Investors, if there are any Principal Investors remaining, and otherwise, the Company, so determine, provided that the Requisite Principal Investors or the Company, as applicable, shall grant or withhold such consent on an equitable basis with respect to holders of Shares who wish to Transfer Shares in a particular Public Offering) or in a Public Offering subsequent to the Qualified Public Offering or (b) after the closing of the Qualified Public Offering, pursuant to Rule 144 or a block sale to a financial institution in the ordinary course of its trading business, in each case in compliance with Section 3.3, but without regard to any other restrictions on transfer contained elsewhere in this Agreement (other than the provisions of Sections 3.4 and 3.7 and Article V, if applicable). Shares Transferred pursuant to this Section 3.1.3 shall conclusively be deemed thereafter not to be Shares under this Agreement.

3.1.4 Tag Along and Drag Alongs.

(a) A Participating Seller may Transfer any or all of such Shares pursuant to Section 4.2, without regard to any other restrictions on transfer contained elsewhere in this Agreement (other than the provisions of Section 3.4 and of Article V, if applicable). Shares so Transferred shall conclusively be deemed thereafter not to be Shares under this Agreement.

(b) Each Stockholder may exchange or convert any or all of such Shares pursuant to Section 4.3, without regard to any other restrictions on transfer contained elsewhere in this Agreement (other than the provisions of Section 3.4). Shares received upon exchange or conversion shall conclusively be deemed thereafter to be Shares under this Agreement.

(c) A Participating Seller may Transfer Shares pursuant to and in accordance with the provisions of Section 4.1 without regard to any other restrictions on transfer contained elsewhere in this Agreement (other than the provisions of Sections 3.4 and 3.7 and Article V, if applicable) so long as each transferee agrees to be bound by the terms of this Agreement in accordance with Section 3.2 (if not already bound hereby).

3.1.5 Other Private Transfers. In addition to any Transfers made in accordance with Sections 3.1.1, 3.1.2, 3.1.3, 3.1.4 or 3.1.6, any holder of Shares may Transfer any or all of such Shares of a single class or of multiple classes, subject to compliance with all of the following conditions in respect of each Transfer:

(a) if such Transfer is before the closing of a Qualified Public Offering, in compliance with Section 4.6;

(b) if such Transfer is before the closing of a Qualified Public Offering, in compliance with Sections 3.2 and 4.1;

(c) in compliance with Sections 3.3 and 3.4; and

(d) if applicable, in compliance with Article V.

Except as required by Section 3.1.5(b), any Shares so Transferred to a Person other than a Stockholder or a Permitted Transferee shall conclusively be deemed thereafter not to be Shares under this Agreement.

3.1.6 Put and Call Options. Any holder of Covered Management Shares may Transfer any or all of such Shares pursuant to Article VI, without regard to any other restrictions on transfer contained elsewhere in this Agreement, provided that if such Shares are Transferred to any member of a Principal Investor Group pursuant to Section 6.7, such Shares shall conclusively be deemed thereafter to be Shares under this Agreement.

3.2 Certain Transferees to Become Parties. Any transferee receiving Shares in a Transfer pursuant to Section 3.1.1, 3.1.4(b) or (c) or, prior to the closing of a Qualified Public Offering, 3.1.5 shall become a Stockholder party to this Agreement and be subject to the terms and conditions of, and be entitled to enforce, this Agreement to the same extent, and in the same capacity, as the Stockholder that Transfers such Shares to such transferee; provided, that only a Permitted Transferee of a Principal Investor will be deemed to be a “Principal Investor” for purposes of this Agreement, only a Permitted Transferee of an Other Investor will be deemed to be an “Other Investor” for purposes of this Agreement and only a Permitted Transferee of a Manager or a Manager Designee will be deemed to be a “Manager Designee” for purposes of this Agreement. Prior to the initial Transfer of any Shares to any transferee pursuant to Section 3.1.1, 3.1.4(b) or (c) or, prior to the closing of a Qualified Public Offering, 3.1.5, and as a condition thereto, each holder of Shares effecting such Transfer (or in the case of a Transfer being effectuated pursuant to Section 4.1, the Prospective Selling Stockholder) shall (a) cause such transferee to deliver to the Company and each of the Principal Investor Groups (other than the Principal Investor Group of which the transferor is a member, if applicable) its written agreement, in form and substance reasonably satisfactory to the Company, to be bound by the terms and conditions of this Agreement to the extent described in the preceding sentence (and any Other Investor may receive from the Company, upon request, any such agreements previously delivered) and (b) if such Transfer is to a Permitted Transferee, remain directly liable for the performance by such Permitted Transferee of all obligations of such transferee under this Agreement.

3.3 Restrictions on Transfers to Strategic Investors. In addition to any other provision of this Agreement, no holder of Shares shall Transfer any Shares pursuant to Sections 3.1.1, 3.1.3(b) or 3.1.5 of this Agreement to a Strategic Investor without the approval of the Requisite Principal Investors. If any Prospective Selling Stockholder proposes to Transfer any Shares pursuant to Sections 3.1.1, 3.1.3(b) or 3.1.5 to any Prospective Buyer, the Prospective Selling Stockholder shall furnish a written notice (which notice may be the same notice as the Tag Along Notice, if any, delivered pursuant to Section 4.1 or the Sale Notice, if any, delivered pursuant to Section 4.6, in each case so long as such notice includes all of the information required by the next sentence) to the Company and each Principal Investor Group at least ten business days prior to such proposed Transfer. Such notice shall set forth the principal terms of the proposed Transfer, including (a) the number and class of Shares to be Transferred, (b) the per share purchase price or the formula by which such price is to be determined and (c) the name and address of the Prospective Buyer. If the Prospective Buyer (or an Affiliate thereof) has previously been determined by the Requisite Principal Investors to be a Strategic Investor and such determination has not been reversed by written notice to all holders of Shares, the Prospective Selling Stockholder shall not Transfer any Shares to such Prospective Buyer without the written approval of the Requisite Principal Investors. If the Prospective Buyer (or an Affiliate thereof) has not previously been determined by the Requisite Principal Investors to be a Strategic Investor, the Prospective Selling Stockholder may Transfer Shares to such Prospective Buyer unless, within seven business days after the date of delivery of the notice required by the second preceding sentence, the Requisite Principal Investors deliver written notice to the Prospective Selling Stockholder that such Prospective Buyer has been designated a Strategic Investor. If, within such time period, a notice designating such Prospective Buyer a Strategic Investor is delivered, then the Prospective Selling Stockholder shall not Transfer any Shares to such Prospective Buyer without the approval of the Requisite Principal Investors. In the event any proposed Transfer to a Strategic Investor is approved in accordance with the foregoing, such approval shall also apply to Transfers made to such Prospective Buyer by any Tag Along Sellers.

Notwithstanding anything in this Agreement to the contrary, the restrictions in this Section 3.3 shall not apply to any Transfers (v) to the Company or any of its subsidiaries, (w) to any Principal Investor, (x) to any Affiliated Fund of any Principal Investor, (y) pursuant to Rule 144 effected as “brokers’ transactions” (as defined in Rule 144), or (z) pursuant to an underwritten Public Offering or, following the Qualified Public Offering, pursuant to Rule 144 directly to a “market maker” (as defined in Rule 144) or pursuant to a block sale to a financial institution in the ordinary course of its trading business, in each case under this clause (z) in which, to the knowledge of the Prospective Selling Stockholder, the underwriter(s), market maker(s) or block sale purchaser(s) are not acquiring such Shares for the intended purpose of reselling such Shares to any Person that, after giving effect to such resale, would own, directly or indirectly, more than five percent (5%) of the then outstanding shares of the applicable class of Shares or to any Person who is a Strategic Investor.

3.4 Post Split-Off Transfer Limits. No holder of Shares shall directly or indirectly Sell, Transfer, or otherwise dispose of any Shares (including Sales or Transfers that are only for tax purposes and including Sales or Transfers between related or affiliated parties) of the Company, Lowerco, Holdings, LLC or SDS for one year following the date of the External Split-Off (other than a Required Dodd-Frank Disposition or Specified Management Repurchase). In the second year following the External Split-Off, no holder of Shares shall directly or indirectly

Sell, Transfer, or otherwise dispose of any Shares (including Sales or Transfers that are only for tax purposes and including Sales or Transfers between related or affiliated parties) of the Company, Lowerco, Holdings, LLC or SDS (other than a Required Dodd-Frank Disposition or Specified Management Repurchase) without the receipt of a tax opinion from a nationally recognized tax advisor (mutually acceptable to the Company, AS Spinco and the Principal Investors) that the Sale, Transfer, or other disposition should not disqualify the AS Separation Transaction from tax-free treatment. Any such opinion shall assume that the Contribution, the Debt Repayment, the Debt Exchange, the Internal Spin-Offs and the External Split-Off would qualify for the Intended Tax Treatment if the Sale, Transfer, or other disposition did not occur.

3.5 Impermissible Transfer. Any attempted Transfer of Shares not permitted under the terms of this Article III shall be null and void, and neither the Company nor Lowerco shall in any way give effect to any such impermissible Transfer.

3.6 Notice of Transfer. To the extent any Stockholder or Permitted Transferee shall Transfer any Shares pursuant to Section 3.1.1 or 3.1.5, such Stockholder or Permitted Transferee shall, within five business days following consummation of such Transfer, deliver notice thereof to the Company and each Principal Investor Group, provided, however, that such notice shall be provided only to the Company if prior notice of such transaction was previously provided to the Principal Investor Groups in accordance with Section 3.2 or 3.3.

3.7 Other Restrictions on Transfer. The restrictions on Transfer contained in this Agreement are in addition to any other restrictions on Transfer to which a Stockholder may be subject, including, without limitation, any restrictions on transfer contained in a restricted stock agreement, stock option agreement, stock subscription agreement or other agreement to which such Stockholder is a party or by which it is bound.

3.8 Period. Each of the foregoing provisions of this Article III shall expire upon a Change of Control, provided that Section 3.3 shall expire at such time as there are no Principal Investors remaining, if earlier.

ARTICLE IV.

“TAG ALONG” AND “DRAG ALONG” RIGHTS AND RIGHT OF FIRST OFFER

4.1 Tag Along. Subject to prior compliance with Section 4.6, if any Prospective Selling Stockholder proposes to Sell any Shares (other than Management Shares) of a single class or of multiple classes to any Prospective Buyer(s) (including a First Offer Purchaser pursuant to Section 4.6) prior to the closing of the Qualified Public Offering in a Transfer that is subject to Section 3.1.5:

4.1.1 Notice. The Prospective Selling Stockholder shall, prior to any such proposed Transfer, furnish a written notice (the “Tag Along Notice”) to the Company, which shall promptly furnish the Tag Along Notice to each Investor (other than any Investor that is the Prospective Buyer or a member of the Prospective Buyer’s Principal Investor Group, if applicable, or a member of the Prospective Selling Stockholder’s Principal Investor Group, if applicable), and each Manager who holds Tag Eligible Shares (each, a “Tag Along Holder”). The Tag Along Notice shall include:

(a) the principal terms and conditions of the proposed Sale, including (i) the number and class of Shares to be purchased from the Prospective Selling Stockholder, (ii) the fraction(s) expressed as a percentage, determined by dividing the number of Shares of each class to be purchased from the Prospective Selling Stockholder by the total number of Tag Eligible Shares of each such class held by the Prospective Selling Stockholder (for each class, the “Tag Along Sale Percentage”) (it being understood that the Company shall reasonably cooperate with the Prospective Selling Stockholder in respect of the determination of each applicable Tag Along Sale Percentage), (iii) the per share purchase price or the formula by which such price is to be determined and the payment terms, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, (iv) the name and address of each Prospective Buyer and (v) if known, the proposed Transfer date; and

(b) an invitation to each Tag Along Holder to make an offer to include in the proposed Sale to the applicable Prospective Buyer Tag Eligible Shares of the same class(es) being sold by the Prospective Selling Stockholder held by such Tag Along

Holder (not in any event to exceed the Tag Along Sale Percentage of the total number of Tag Eligible Shares of the applicable class held by such Tag Along Holder), on the same terms and conditions (subject to Section 4.5.4 in the case of Options, Warrants and Convertible Securities and subject to Section 4.5.1 under all circumstances), with respect to each Share Sold, as the Prospective Selling Stockholder shall Sell each of its Shares. For purposes of this Section 4.1, the Class A Stock will be treated as a single class and, subject to Section 4.5.4, all Options and Warrants will be treated as the same class of Shares for which they may be exercised.

4.1.2 Exercise. Within seven (ten, if the proposed Transfer is not also the subject of a currently effective Sale Notice under Section 4.6) business days after the date of delivery of the Tag Along Notice by the Company to each applicable Investor or Manager, each Tag Along Holder desiring to make an offer to include Tag Eligible Shares of the same class(es) being sold by the Prospective Selling Stockholder in the proposed Sale (each a “Participating Seller” and, together with the Prospective Selling Stockholder, collectively, the “Tag Along Sellers”) shall furnish a written notice (the “Tag Along Offer”) to the Prospective Selling Stockholder indicating the number of Tag Eligible Shares of the same class(es) being sold by the Prospective Selling Stockholder which such Participating Seller desires to have included in the proposed Sale (not in any event to exceed the Tag Along Sale Percentage of the total number of Tag Eligible Shares of the applicable class held by such Tag Along Holder). If the proposed Sale involves shares of multiple classes, each Participating Seller must include Tag Eligible Shares of each class in the same proportions as are being sold by the Prospective Selling Stockholder. Each Tag Along Holder who does not make a Tag Along Offer in compliance with the above requirements, including the time period, shall have waived and be deemed to have waived all of such holder’s rights with respect to such Sale, and the Tag Along Sellers shall thereafter be free to Sell to the Prospective Buyer, at a per share price no greater than the per share price set forth in the Tag Along Notice and on other principal terms and conditions which are not materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Holder pursuant to this Section 4.1.

4.1.3 Irrevocable Offer. The offer of each Participating Seller contained in such holder’s Tag Along Offer shall be irrevocable, and, to the extent such offer is accepted, such Participating Seller shall be bound and obligated to Sell in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 4.5.4 in the case of Options, Warrants and Convertible Securities), as the Prospective Selling Stockholder, up to such number of Tag Eligible Shares as such Participating Seller shall have specified in such holder’s Tag Along Offer; provided, however, if, prior to consummation, the terms of such proposed Sale shall change with the result that the per share price shall be less than the per share price set forth in the Tag Along Notice or the other principal terms and conditions shall be materially less favorable to the Tag Along Sellers than those set forth in the Tag Along Notice (including, for the avoidance of doubt, a material portion of the cash consideration being modified to non-cash consideration), the acceptance by each Participating Seller shall be deemed to be revoked, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such Sale pursuant to this Section 4.1; provided, however, that in such case of a separate Tag Along Notice, the applicable period to which reference is made in Section 4.1.2 shall be two business days.

4.1.4 Reduction of Shares Sold. The Prospective Selling Stockholder shall attempt to obtain the inclusion in the proposed Sale of the entire number of Tag Eligible Shares which each of the Tag Along Sellers requested to have included in the Sale (as evidenced in the case of the Prospective Selling Stockholder by the Tag Along Notice and in the case of each Participating Seller by such Participating Seller’s Tag Along Offer). In the event the Prospective Selling Stockholder shall be unable to obtain the inclusion of such entire number of Tag Eligible Shares in the proposed Sale, the number of Tag Eligible Shares to be sold in the proposed Sale shall be allocated among the Tag Along Sellers in proportion, as nearly as practicable, as follows:

(a) there shall be first allocated to each Tag Along Seller a number of Tag Eligible Shares equal to the lesser of (i) the number of Tag Eligible Shares offered (or proposed, in the case of the Prospective Selling Stockholder) to be included by such Tag Along Seller in the proposed Sale pursuant to this Section 4.1, and (ii) a number of Tag Eligible Shares equal to such Tag Along Seller’s Pro Rata Portion; and

(b) the balance, if any, not allocated pursuant to clause (a) above shall be allocated to those Tag Along Sellers which offered to sell a number of Tag Eligible Shares of the applicable class in excess of such Person’s Pro Rata Portion pro rata to each such Tag Along Seller based upon the amount of such excess, or in such other manner as the Tag Along Sellers may otherwise agree.

In the event that the number of Shares that each Participating Seller will be permitted to sell in a particular Sale is reduced in accordance with clauses (a) and (b) above, the Prospective Selling Stockholder shall be responsible for determining the total number of Shares to be sold by each Participating Seller in the proposed Sale in accordance with this Section 4.1.4, and shall provide notice to each Participating Seller of the number of Shares that such Participating Seller will be selling in such Sale no later than three business days prior to the consummation of such Sale.

4.1.5 Additional Compliance. If prior to consummation, the terms of the proposed Sale shall change with the result that the per share price to be paid in such proposed Sale shall be greater than the per share price set forth in the Tag Along Notice or the other principal terms of such proposed Sale shall be materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.1; provided, however, that in the case of such a separate Tag Along Notice, the applicable period to which reference is made in Section 4.1.2 shall be two business days. In addition, if the Prospective Selling Stockholders have not completed the proposed Sale by the end of the 120th day after the date of delivery of: (a) if the proposed Transfer is also the subject of a currently effective Sale Notice under Section 4.6, such Sale Notice, and (b) otherwise, the Tag Along Notice by the Company, each Participating Seller shall be released from such holder’s obligations under such holder’s Tag Along Offer, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.1, unless the failure to complete such proposed Sale resulted directly from any failure by any Participating Seller to comply with the terms of this Article IV.

4.2 Change of Control Drag Along. Each Stockholder agrees, if requested in writing by the Requisite Principal Investors at any time prior to the third anniversary of the closing of the Qualified Public Offering, to Sell a percentage of each class of Shares held by such Stockholder that is equal to the percentage of such Shares owned by the Prospective Selling Stockholders that are proposed to be Sold by the Prospective Selling Stockholders (which may be of a single class or of multiple classes) to a Prospective Buyer which would result in a Change of Control (the “Drag Along Sale Percentage”), in the manner and on the terms set forth in this Section 4.2; provided, however, that this Section 4.2 shall not apply to a Change of Control if (a) the applicable Prospective Buyer is a member of a Principal Investor Group or an entity in which any Principal Investor or any Affiliate thereof has a material interest and (b) such Change of Control has not been approved by vote or written consent of the Principal Investor Majority. For purposes of this Section 4.2, the Class A Stock will be treated as a single class. Subject to Section 4.5.4, all Options, Warrants and Convertible Securities will be the same class of Shares for which they may be exercised or into which they may be converted. All Shares to be sold pursuant to this Section 4.2 shall be included in determining whether or not a proposed transaction constitutes a Change of Control.

4.2.1 Exercise in a Change of Control Transaction. The Prospective Selling Stockholders shall furnish a written notice (the “Drag Along Sale Notice”) to the Company at least ten business days prior to the consummation of the Change of Control transaction and the Company shall promptly furnish such Drag Along Sale Notice to each Stockholder other than the Prospective Selling Stockholder. The Drag Along Sale Notice shall set forth the principal terms and conditions of the proposed Sale, including (a) the number and class of Shares to be acquired from the Prospective Selling Stockholders, (b) the Drag Along Sale Percentage for each class, (c) the per share consideration to be received in the proposed Sale for each class, including the form of consideration (if other than cash), (d) the name and address of the Prospective Buyer and (e) if known, the proposed Transfer date. If the Prospective Selling Stockholders consummate the proposed Sale to which reference is made in the Drag Along Sale Notice, each other Stockholder (each, a “Participating Seller,” and, together with the Prospective Selling Stockholders, collectively, the “Drag Along Sellers”) shall: (x) be bound and obligated to Sell the Drag Along Sale Percentage of such Stockholder’s Shares of each class in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 4.5.4 in the case of Options, Warrants and Convertible Securities) as the Prospective Selling Stockholders shall Sell (subject to Section 4.5.4 in the case of Options, Warrants and Convertible Securities and subject to Section 4.5.1 under all circumstances); and (y) except as provided in Section 4.5.1, shall receive the same form and amount of consideration per Share to be received by the Prospective Selling Stockholders for the corresponding class of Shares (on an as converted basis, if applicable) provided that any securities received as consideration may differ with respect to rights relating to the election of directors. Except as provided in Section 4.5.1, if any Stockholders holding Shares of any class are given an option as to the form and amount of consideration to be received (other than with respect to any roll-over option given to any or all holders of Management Shares), all Stockholders holding Shares of such class will be given the same option. Unless otherwise agreed by each Drag Along Seller, any non-cash consideration shall be allocated among the Drag Along Sellers pro rata based upon the aggregate amount of consideration to be received by such Drag Along Sellers. If at the end of the 270th day after the date of delivery of the Drag Along Sale Notice the Prospective Selling Stockholders have not completed the proposed Sale, the Drag Along Sale Notice shall be null and void, each Participating Seller shall be released from such holder’s obligation under the Drag Along Sale Notice and it shall be necessary for a separate Drag Along Sale Notice to be furnished and the terms and provisions of this Section 4.2 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.2. The right of a holder of Unvested Shares to receive consideration for such Unvested Shares pursuant to this Section 4.2 shall be subject to the vesting and other terms of such Unvested Shares.

4.2.2 Waiver of Appraisal Rights. Each Drag Along Seller agrees not to demand or exercise appraisal rights under Section 262 of the DGCL with respect to a transaction subject to this Section 4.2 as to which such appraisal rights are available.

4.2.3 Miscellaneous Provisions. The provisions of Section 4.5 shall apply to any Sale under this Section 4.2 to the extent, and on the terms, provided therein.

4.3 Recapitalization Transaction Drag Along. Each Stockholder hereby agrees, if requested by the Requisite Principal Investors at any time at or prior to the closing of the Qualified Public Offering, to exchange or convert a percentage of each class of Shares held by such Stockholder that is equal to the percentage of such Shares owned by the applicable Requisite Principal Investors which are proposed to be exchanged or converted by the Requisite Principal Investors in a Recapitalization Transaction (the “Drag Along Recapitalization Percentage”), in the manner and on the terms set forth in this Section 4.3. For purposes of this Section 4.3, the Class A Stock will be treated as a single class. Subject to Section 4.5.4, all Convertible Securities, Options and Warrants will be the same class of Shares for which they may be exercised.

4.3.1 Exercise in a Recapitalization Transaction. The Company (solely at the direction of the Requisite Principal Investors) shall furnish a written notice (the “Drag Along Recapitalization Notice”) to each Stockholder at least ten business days prior to the consummation of the Recapitalization Transaction. The Drag Along Recapitalization Notice shall set forth the principal terms and conditions of the proposed Recapitalization Transaction, including (a) the number and class of Shares to be exchanged or converted in the Recapitalization Transaction, (b) the Drag Along Recapitalization Percentage for each class and (c) the new form of securities to be received upon exchange or conversion of Shares of each class of Shares being exchanged or converted. If the Recapitalization Transaction described in such Drag Along Recapitalization Notice is consummated, each Stockholder shall: (x) be bound and obligated to convert or exchange the Drag Along Recapitalization Percentage of such Stockholder’s Shares of each class included in the proposed Recapitalization Transaction on the same terms and conditions, with respect to each Share being exchanged or converted (subject to Section 4.3.4 in the case of Options, Warrants and Convertible Securities) as the other holders of such Shares (subject to Section 4.3.4 in the case of Options, Warrants and Convertible Securities and subject to Section 4.3.2 under all circumstances); and (y) except as provided in Section 4.3.2, shall receive the same securities per Share exchanged or converted except for differences, if any, that relate to the election of directors. If at the end of the 270th day after the date of delivery of the Drag Along Recapitalization Notice the Recapitalization Transaction has not been completed, the Drag Along Recapitalization Notice shall be null and void, each Stockholder shall be released from such Stockholder’s obligation under the Drag Along Recapitalization Notice and it shall be necessary for a separate Drag Along Recapitalization Notice to be furnished and the terms and provisions of this Section 4.3.1 separately complied with, in order to consummate such proposed Recapitalization Transaction pursuant to Section 4.3. The right of a holder of Unvested Shares to receive securities upon conversion or exchange of such Unvested Shares pursuant to this Section 4.3.1 shall be subject to the vesting and other terms of such Unvested Shares.

4.3.2 Certain Legal Requirements. In the event the receipt of securities to be received in exchange for, or upon conversion of, Shares in a proposed Recapitalization Transaction pursuant to Section 4.3 by a Stockholder would require under applicable law (a) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Recapitalization Transaction or (b) the provision to any Stockholder of any specified information regarding the Company or any of its subsidiaries, such securities or the issuer thereof that is not otherwise required to be provided for the Recapitalization Transaction by the Company, then, at the election of the Requisite Principal Investors, such Stockholder shall not have the right to exchange or convert Shares in such proposed Recapitalization Transaction. In such event, the Company shall have the obligation to cause to be paid to such Stockholder in lieu thereof, against surrender of the Shares (in accordance with Section 4.3.5 hereof) which would have otherwise been exchanged or converted by such Stockholder in the Recapitalization Transaction, an amount in cash equal to the Fair Market Value of such Shares as of the effective date of the Recapitalization Transaction.

4.3.3 Further Assurances. Each Stockholder shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order expeditiously to consummate any Recapitalization Transaction and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments and otherwise cooperating with the Company; provided that no Stockholder shall be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless such Stockholder is already subject to service in such jurisdiction and except as may be required by the Securities Act. Without limiting the generality of the foregoing, each Stockholder agrees to execute and deliver such agreements as may be reasonably specified by the Company, including agreements (a) to make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares and the absence of any Adverse Claim with respect to such Shares, (b) to be liable as to such representations, warranties, covenants and other agreements, in each case to the same extent as the other Stockholder(s) are liable for the comparable representations, warranties, covenants and agreements made by them or on their behalf and (c) approved by the Requisite Principal Investors with respect to the securities to be received by Stockholders in the Recapitalization Transaction; provided that (i) the holders of Management Shares shall not be bound by any term or provision of such agreement that would (x) if proposed as an Amendment (other than a Specified Amendment) to this Agreement, require the consent of the Management Representative under Section 10.2(b), unless such term or provision is consented to by the Management Representative, or (y) if proposed as a Specified Amendment, require the consent of a Majority in Interest of the Management Shares under Section 10.2(b), unless such term or provision is consented to by a Majority in Interest of the Management Shares, and (ii) the holders of Other Investor Shares shall not be bound by any term or provision of such agreement that would, if proposed as an Amendment to this Agreement, require the consent of a Majority in Interest of the Other Investor Shares under Section 10.2(c), unless such term or provision is consented to by a Majority in Interest of the Other Investor Shares. Each Stockholder hereby constitutes and appoints each member of the Requisite Principal Investors who requested such Recapitalization Transaction, or any of them, with full power of substitution, as such Stockholder’s true and lawful representative and attorney-in-fact, in such Stockholder’s name, place and stead, to execute and deliver any and all agreements that the members of the Requisite Principal Investors who requested such Recapitalization Transaction reasonably believe are consistent with this Section 4.3.3, and such member of the Requisite Principal Investors shall provide a copy of such agreements to such Stockholder within five business days of execution, provided, however, that failure to deliver such documents within such time period shall not impair or affect the validity of such agreements. The foregoing power of attorney is coupled with an interest and shall continue in full force and effect notwithstanding the subsequent death, incapacity, bankruptcy or dissolution of any Stockholder.

4.3.4 Treatment of Options, Warrants and Convertible Securities. If any Stockholder shall convert or exchange Options, Warrants or Convertible Securities in any Recapitalization Transaction pursuant to this Section 4.3, such Stockholder shall receive in exchange for such Options, Warrants or Convertible Securities, options, warrants or convertible securities, as the case may be, with substantially similar terms (including with respect to the spread between the fair market value of the relevant security and the exercise price to purchase such security) as the Options, Warrants or Convertible Securities being exchanged or converted, and which are exercisable or convertible for securities of the same nature as are being issued to the Stockholders in the Recapitalization Transaction in exchange for the Shares which the Options, Warrants or Convertible Securities in question were initially exercisable for, or convertible into.

4.3.5 Closing. The closing of a Recapitalization Transaction to which this Section 4.3 applies shall take place (a) on the proposed conversion or exchange date, if any, specified in the Drag Along Recapitalization Notice (provided that consummation of any Transfer may be extended beyond such date to the extent necessary to obtain any applicable governmental approval or other required approval or to satisfy other conditions) or (b) if no proposed Transfer date was specified in the Drag Along Recapitalization Notice, at such time as the Company shall specify by reasonable notice to each Stockholder. At the closing of such Recapitalization Transaction, each Stockholder shall deliver the certificates evidencing the Shares to be exchanged or converted by such Stockholder, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration and any comparable transfer materials for any Options, Warrants or Convertible Securities to be exchanged or converted.

4.4 Spin-Off or Similar Transaction. Each Stockholder hereby agrees that, if the Company engages in a spin-off, split-off or similar transaction in respect of one of the SDS Businesses in which the Stockholders receive capital stock on a pro rata basis with all other Stockholders in the entity holding such SDS Business (the “New Entity”), each Stockholder will, if requested by the Requisite Principal Investors, execute and deliver agreements with respect to such Stockholder’s shares (including shares issuable upon the exercise, conversion or exchange of any options, warrants or convertible securities) in the New Entity containing terms and conditions substantially similar to this Agreement, and/or such other agreements as the Requisite Principal Investors approve and enter into; provided that (a) the holders of Management Shares shall not be bound by any term or provision of such agreement that would (i) if proposed as an Amendment (other than a Specified Amendment) to this Agreement, require the consent of the Management Representative under Section 10.2(b), unless such term or provision is consented to by the Management Representative, or (ii) if proposed as a Specified Amendment, require the consent of a Majority in Interest of the Management Shares under Section 10.2(b), unless such term or provision is consented to by a Majority in Interest of the Management Shares, and (b) the holders of Other Investor Shares shall not be bound by any term or provision of such agreement that would, if proposed as an Amendment to this Agreement, require the consent of a Majority in Interest of the Other Investor Shares under Section 10.2(c), unless such term or provision is consented to by a Majority in Interest of the Other Investor Shares (it being understood that, for purposes of this provision, the reference to the Management Representative shall be deemed to be a reference to the Management Representative of the New Entity, and the references to Management Shares and Other Investor Shares shall be deemed to be references to the equivalent shares in the New Entity).

4.5 Miscellaneous Sale Provisions. The following provisions shall be applied to any proposed Sale to which Sections 4.1, 4.2 or 4.6 apply:

4.5.1 Certain Legal Requirements. In the event the consideration to be paid in exchange for Shares in a proposed Sale pursuant to Section 4.1 or Section 4.2 includes any securities, and the receipt thereof by a Participating Seller would require under applicable law (a) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Sale by the Prospective Selling Stockholder(s) or (b) the provision to any Tag Along Seller or Drag Along Seller of any specified information regarding the Company or any of its subsidiaries, such securities or the issuer thereof that is not otherwise required to be provided for the Sale by the Prospective Selling Stockholder(s), then such Participating Seller shall not have the option to Sell Shares in such proposed Sale. In such event, the Prospective Selling Stockholder(s) shall (x) in the case of a Sale pursuant to Section 4.1, have the right, but not the obligation, and (y) in the case of a Sale pursuant to Section 4.2, have the obligation, to cause to be paid to such Participating Seller in lieu thereof, against surrender of the Shares (in accordance with Section 4.5.5 hereof) which would have otherwise been Sold by such Participating Seller to the Prospective Buyer in the proposed Sale, an amount in cash equal to the Fair Market Value of such Shares as of the date such securities would have been issued in exchange for such Shares.

4.5.2 Further Assurances. Each Participating Seller and First Offer Purchaser shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order expeditiously to consummate each Sale pursuant to Section 4.1, Section 4.2 or Section 4.6 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Prospective Selling Stockholder(s) and the Prospective Buyer; provided, however, that Participating Sellers shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence. Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Selling Stockholder(s) to which such Prospective Selling Stockholder(s) will also be party, including agreements to (a)(i) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares and the absence of any Adverse Claim with respect to such Shares and (ii) be liable as to such representations, warranties, covenants and other agreements, in each case to the same extent as the Prospective Selling Stockholder(s) are liable for the comparable representations, warranties, covenants and agreements made by them or on their behalf (with any limit on liability applied based on the relative value of their respective Shares), and (b) in the case of a Sale pursuant to Sections 4.1 or 4.2, be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its subsidiaries; provided, however, that the aggregate amount of liability described in this clause (b) in connection with any Sale of Shares shall not exceed the lesser of (x) such Participating Seller’s pro rata portion of any such liability, to be determined in accordance with such Participating Seller’s portion of the aggregate proceeds to all Participating Sellers and Prospective Selling Stockholder(s) in connection with such Sale or (y) the proceeds to such Participating Seller in connection with such Sale. Each Participating Seller hereby constitutes and appoints each of the Prospective Selling Stockholders, or any of them, with full power of substitution, as such Participating Seller’s true and lawful representative and attorney-in-fact, in such Participating Seller’s name, place and stead, to execute and deliver any and all agreements that such Prospective Selling Stockholder reasonably believes are consistent with this Section 4.5.2 and such member of the Prospective Selling Stockholder shall provide a copy of such agreements to such Stockholder within five business days of execution, provided, however, that failure to deliver such documents within such time period shall not impair or affect the validity of such agreements. The foregoing power of attorney is coupled with an interest and shall continue in full force and effect notwithstanding the subsequent death, incapacity, bankruptcy or dissolution of any Participating Seller.

4.5.3 Sale Process. The Requisite Principal Investors, in the case of a proposed Sale pursuant to Section 4.2, or the Prospective Selling Stockholder, in the case of a proposed Sale pursuant to Section 4.1 shall, in their sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Sale and the terms and conditions thereof. No holder of Shares nor any Affiliate of any such holder shall have any liability to any other holder of Shares or the Company arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Sale except to the extent such holder shall have failed to comply with the provisions of this Article IV.

4.5.4 Treatment of Options, Warrants and Convertible Securities. If any Participating Seller shall Sell Options, Warrants or Convertible Securities in any Sale pursuant to Article IV, such Participating Seller shall receive in exchange for such Options, Warrants or Convertible Securities consideration in the amount (if greater than zero) equal to the purchase price received by the Prospective Selling Stockholder(s) in such Sale for the number of shares of each class of Stock that would be issued upon exercise, conversion or exchange of such Options, Warrants or Convertible Securities less the exercise price, if any, of such Options, Warrants or Convertible Securities (to the extent exercisable, convertible or exchangeable at the time of such Sale), subject to reduction for any tax or other amounts required to be withheld under applicable law.

4.5.5 Closing. The closing of a Sale to which Section 4.1, 4.2 or 4.6 applies shall take place (a) on the proposed Transfer date, if any, specified in the Tag Along Notice, Drag Along Sale Notice or Sale Notice, as applicable (provided that consummation of any Transfer may be extended beyond such date to the extent necessary to obtain any applicable governmental approval or other required approval or to satisfy other conditions), (b) if no proposed Transfer date was required to be specified in the applicable notice, at such time as the Prospective Selling Stockholders shall specify by notice to each Participating Seller and (c) at such place as the Prospective Selling Stockholder(s) shall specify by notice to each Participating Seller or First Offer Purchaser, as applicable. At the closing of such Sale, each Participating Seller shall deliver the certificates evidencing the Shares to be Sold by such Participating Seller, duly endorsed, or with stock (or equivalent)

powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration, and any comparable transfer materials for any Options, Warrants or Convertible Securities to be Sold.

4.6 Right of First Offer. If any Prospective Selling Stockholder proposes to Sell any Shares before the closing of a Qualified Public Offering in a Transfer (including to another Stockholder or the Company or any of its subsidiaries) that is subject to Section 3.1.5:

4.6.1 Notice. The Prospective Selling Stockholder shall furnish a written notice of such proposed Sale (a “Sale Notice”) to each Principal Investor Group (other than any Principal Investor Group of which the Prospective Selling Stockholder is a member) and each Senior Manager (unless such Senior Manager is the Prospective Selling Stockholder) (each such Principal Investor Group or Senior Manager, a “First Offer Holder”) prior to any such proposed Transfer. The Sale Notice shall include:

(a) (i) the number and class(es) of Shares proposed to be sold by the Prospective Selling Stockholder (the “Subject Shares”), (ii) the per share cash purchase price or the formula by which such cash price is to be determined and (iii) the proposed Transfer date, if known; and

(b) an invitation to each First Offer Holder to make an offer to purchase (subject to Section 4.6.6 below) any number of the Subject Shares at such price.

4.6.2 Exercise.

(a) Within twenty business days after the date of delivery of the Sale Notice (the “First Offer Deadline”), each First Offer Holder may make an offer to purchase any number of the Subject Shares at the price set forth in the Sale Notice by furnishing a written notice (the “First Offer Notice”) of such offer specifying a number of Subject Shares offered to be purchased from the Prospective Selling Stockholder (each such Person delivering such notice, a “First Offer Purchaser”). The receipt of consideration by any Prospective Selling Stockholder selling Shares in payment for the transfer of such Shares pursuant to this Section 4.6.2 shall be deemed a representation and warranty by such Prospective Selling Stockholder that: (i) such Prospective Selling Stockholder has full right, title and interest in and to such Shares; (ii) such Prospective Selling Stockholder has all necessary power and authority and has taken all necessary actions to sell such Shares as contemplated by this Section 4.6.2; and (iii) such Shares are free and clear of any and all liens or encumbrances except pursuant to this Agreement.

(b) Each First Offer Holder not furnishing a First Offer Notice that complies with the above requirements, including the applicable time periods, shall be deemed to have waived all of such First Offer Holder’s rights to purchase such Subject Shares under this Section 4.6.2 and the Prospective Selling Stockholder shall thereafter be free to Sell the Subject Shares to the First Offer Purchasers and/or any Prospective Buyer, at a per share purchase price no less than the price set forth in the Sale Notice, without any further obligation to such First Offer Holder pursuant to this Section 4.6.

4.6.3 Irrevocable Offer. The offer of each First Offer Purchaser contained in a First Offer Notice shall be irrevocable, and, subject to Section 4.6.6 below, to the extent such offer is accepted, such First Offer Purchaser shall be bound and obligated to purchase the number of Subject Shares set forth in such First Offer Purchaser’s First Offer Notice.

4.6.4 Acceptance of Offers. Within ten business days after the First Offer Deadline, the Prospective Selling Stockholder shall inform each First Offer Purchaser, by written notice (the “Acceptance Notice”), of whether or not the Prospective Selling Stockholder will accept all (but not less than all) offers of the First Offer Purchasers. In the event the Prospective Selling Stockholder fails to furnish the Acceptance Notice within the specified time period, the Prospective Selling Stockholder shall be deemed to have decided not to Sell the Subject Shares to the First Offer Purchasers. If the Prospective Selling Stockholder decides not to Sell the Subject Shares to the First Offer Purchasers, each First Offer Purchaser shall be released from such holder’s obligations under such holder’s irrevocable offer. Acceptance of such offers by the Prospective Selling Stockholder is without prejudice to the Prospective Selling Stockholder’s discretion under Section 4.5.3 to determine whether or not to consummate any Sale.

4.6.5 Additional Compliance. If at the end of the 120th day after the date of delivery of the Sale Notice, the Prospective Selling Stockholder and First Offer Purchasers or Prospective Buyer (if not a First Offer Purchaser), if any, have not completed the Sale of the Subject Shares (other than due to the failure of any First Offer Purchaser to perform its obligations under this Section 4.6), each First Offer Purchaser shall be released from such holder’s obligations under such holder’s irrevocable offer, the Sale Notice shall be null and void, and it shall be necessary for a separate Sale Notice to be furnished, and the terms and provisions of this Section 4.6 separately complied with, in order to consummate a Transfer of such Subject Shares; provided, however, that in the case of such a separate Sale Notice in which the classes of Subject Shares and the per share price are unchanged and the number of Subject Shares is substantially the same, the applicable period to which reference is made in Sections 4.6.2 and 4.6.4 shall be three business days and two business days, respectively.

4.6.6 Determination of the Number of Subject Shares to be Sold.

(a) In the event that, as of the First Offer Deadline, the number of Subject Shares offered to be purchased by the First Offer Purchasers is less than the number of Subject Shares, the Prospective Selling Stockholder shall provide notice of such shortfall to the First Offer Purchasers. Each First Offer Purchaser shall provide notice to the Prospective Selling Stockholder within two business days of receipt of the notice from the Prospective Selling Stockholder if it wishes to purchase all or any portion of the Subject Shares comprising such shortfall. In the event that, after such two additional business days, the number of Subject Shares offered to be purchased by the First Offer Purchasers is still less than the number of Subject Shares, (i) the Prospective Selling Stockholder may accept the offers of the First Offer Purchasers and, at the option of the Prospective Selling Stockholder, sell any remaining Subject Shares which the First Offer Purchasers did not elect to purchase to one or more Prospective Buyers at a price per share that is no less than the price set forth in the Sale Notice or (ii) if a single Prospective Buyer or group of Prospective Buyers is unwilling to purchase less than all of the Subject Shares, the Prospective Selling Stockholder may Sell all (but not less than all) of the Subject Shares to such Prospective Buyer or group of Prospective Buyers at a price per share that is no less than the price set forth in the Sale Notice rather than Sell any Subject Shares to the First Offer Purchasers. Such sales, if any, to Prospective Buyer(s) other than the First Offer Purchasers in accordance with clause (a) above shall be consummated together with the sale to the First Offer Purchasers.

(b) In the event that the Prospective Selling Stockholder has accepted the offers of the First Offer Purchasers and the aggregate number of Subject Shares offered to be purchased by (and to be sold to) the First Offer Purchasers is equal to or exceeds the aggregate number of Subject Shares, the Subject Shares shall be sold to the First Offer Purchasers as follows:

(i) there shall be first allocated to each First Offer Purchaser a number of Shares of each applicable class equal to the lesser of (A) the number of Shares of such class offered to be purchased by such First Offer Purchaser pursuant such holder’s First Offer Notice and any subsequent notice delivered by such First Offer Purchaser pursuant to the second sentence of Section 4.6.6(a), and (B) a number of Shares of such class equal to such First Offer Purchaser’s Pro Rata Portion; and

(ii) the balance, if any, not allocated pursuant to clause (i) above shall be allocated to those First Offer Purchasers which offered to purchase a number of Shares of the applicable class in excess of such Person’s Pro Rata Portion pro rata to each such First Offer Purchaser based upon the amount of such excess, or in such other manner as the First Offer Purchasers may otherwise agree.

In the event that the number of Subject Shares that each First Offer Purchaser will be permitted to purchase in a particular Sale is reduced in accordance with clauses (i) and (ii) above, the Prospective Selling Stockholder shall be responsible for determining the total number of Shares to be purchased by each First Offer Purchaser in the proposed Sale in accordance with this Section 4.6.6, and shall provide notice to each First Offer Purchaser of the number of Shares that such First Offer Purchaser will be purchasing in such Sale no later than three business days prior to the consummation of such Sale.

In the event any holders of Shares exercise such holders’ rights under Section 4.1 to sell Shares in connection with a Sale to First Offer Purchasers pursuant to this Section 4.6, such Shares (as the case may be, reduced in accordance with Section 4.1.5) shall be deemed to be Subject Shares for purposes of this Section 4.6 and shall be allocated among the First Offer Purchasers in accordance with this Section 4.6.6.

4.7 Period. The provisions of Article IV shall expire as to any Share on the earlier of (a) a Change of Control or (b) the closing of the Qualified Public Offering (or in the case of Section 4.2, the third anniversary of the closing of the Qualified Public Offering).

ARTICLE V.

HOLDER LOCK-UP

5.1 Lock Up. In connection with each underwritten Public Offering, each Stockholder hereby agrees, at the request of the Company or the managing underwriters, to be bound by and/or to execute and deliver, a lock-up agreement with the underwriter(s) of such Public Offering restricting such Stockholder’s right to (a) Transfer, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Common Stock, in each case to the extent that such restrictions are agreed to by the Majority Principal Investors (or a majority of the shares of Class A Stock if there are no Principal Investors remaining) with the underwriter(s) of such Public Offering (the “Principal Lock-Up Agreement”); provided, however, that no Stockholder shall be required by this Section 5.1 to be bound by a lock-up agreement covering a period of greater than 90 days (180 days in the case of any Public Offering up to and including the Qualified Public Offering) following the effectiveness of the related registration statement. Notwithstanding the foregoing, such lock-up agreement shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in (i) open market transactions or block purchases after the completion of the Qualified Public Offering or (ii) a Public Offering, (b) Transfers to Permitted Transferees of such Stockholder permitted in accordance with the terms of this Agreement, (c) conversions of shares of Stock into other classes of Stock or securities without change of holder and (d) during the period preceding the execution of the underwriting agreement, Transfers to a Charitable Organization permitted in accordance with the terms of this Agreement.

ARTICLE VI.

PUT AND CALL OPTIONS

6.1 Call Option. Except as otherwise agreed in writing by the Company and a Manager and subject to the proviso contained in this sentence, if any Manager ceases to be employed by the Company and its subsidiaries, as applicable, for any reason, the Company (or a subsidiary designated by the Company) shall have the right to purchase, out of funds legally available therefor, all or any portion of such Manager’s Covered Management Shares; provided, however, that this call right shall not apply to (a) any of such Manager’s Covered Management Shares if such Manager ceased to be employed by the Company and its subsidiaries, as applicable, as a result of such Manager’s death or Disability or (b) any Purchased and Roll Over Shares included in such Manager’s Covered Management Shares if such Manager was terminated by the Company and its subsidiaries, as applicable, other than (1) for Cause or (2) in connection with the Sale of an SDS Business. If such Manager ceased to be employed by the Company or any of its subsidiaries for any reason other than termination by the Company or any of its subsidiaries for Cause, then the purchase price per Share for each such Share that is a Vested Share shall be equal to the Fair Market Value of such Share and the purchase price per Share for each such Share that is an Unvested Share (determined as of the date of termination) shall be equal to the lower of Cost or Fair Market Value of such Share. If such Manager’s employment was terminated by the Company or any of its subsidiaries for Cause, then the purchase price per Share for each such Share shall be equal to the lower of Cost or Fair Market Value of such Share. The Company shall use commercially reasonable efforts to make any payment required by this Section 6.1 in cash, provided, however, that, if such efforts are unsuccessful, the Company may issue a Promissory Note in lieu of cash in the event that (x) the Company determines to exercise its call right in light of then existing numbers of share and/or option holders and Commission registration requirements, or (y) if the expected payment(s), together with any payments made during the 90 days prior to the date of expected payment, under either Section 6.1 or a separate written agreement between the Company and any Manager (taking into account amounts that would, but for this clause (y), be required to be paid in cash with respect to the exercise of the call right on the Covered Management Shares in question) would exceed $10 million. Notwithstanding the foregoing, in the event that the Company is exercising its call right pursuant to Section 6.1 with respect to Management Shares for which the relevant holder did not have a net exercise right, then the Company shall pay, in cash, the portion of payment equal to the exercise price and the minimum statutory withholding in cash, and shall be permitted to pay the balance of the amount due under Section 6.1 with a Promissory Note, provided that, for the avoidance of doubt, in no event shall the sum of the cash paid and the initial principal amount of the applicable Promissory Note exceed the total call price to be paid as calculated pursuant to the second and third sentences of this Section 6.1.

6.2 Put Option. Except as otherwise agreed in writing by the Company and a Manager, if any Manager ceases to be employed by the Company or any of its subsidiaries as a result of such Manager’s death or Disability (and if and to the extent permitted by the Code (including Section 409A thereof)), such Manager (or such Manager’s estate or legal representatives) and such Manager’s Designees shall have the right to require the Company, on 30 days prior notice, out of funds legally available therefor, to repurchase all or any portion of such Manager’s Covered Management Shares on a date that is (a) at least six months after the date on which such Manager or Manager Designee first exercised the Options underlying such Management Shares or, in the case of shares of Stock, acquired such Management Shares and (b) less than one year after such Manager ceases to be employed by the Company or any of its subsidiaries. The purchase price per Share for each such Share that is a Vested Share shall be equal to the Fair Market Value of such Share and the purchase price per Share for each such Share that is an Unvested Share (determined as of the date of termination) shall be equal to the lower of Cost or Fair Market Value of such Share.

6.3 Cash Payments. The Company shall use commercially reasonable efforts to make any payment required by Section 6.2 in cash, but to the extent that (x) such payment of cash or (y) a distribution to the Company from any of its subsidiaries in an amount equal to the amount of cash required to be paid under the terms of Article VI or the amount of any payment on a Promissory Note issued under Article VI would, in any event, constitute, result in or give rise to a breach or violation of, or any default or right or cause of action under any agreement or indenture of the Company or any of its subsidiaries in respect of indebtedness for borrowed money or debt security, or would be prohibited under Section 160 of the DGCL (“Section 160”) or would otherwise violate the DGCL (or if the Company reincorporates in another jurisdiction, the applicable business corporation law of such jurisdiction), then the Company will not be obligated to make such cash payment, and will instead, to the extent permitted by Section 160, issue a Promissory Note.

6.4 Prepayments. Any Promissory Note issued under this Article VI may be prepaid in whole or in part at any time and from time to time without premium or penalty.

6.5 Notices, etc. Any right described in this Article VI may be exercised by delivery of written notice thereof (the “Option Notice”) from the Company to the relevant Manager or Manager Designee or such Person’s estate or from the relevant Manager or Manager Designee or such Person’s estate to the Company, in either case after the date of the termination of such Manager’s employment. The Option Notice shall state that the Company or such Manager or Manager Designee has elected to exercise such right, and the number of Shares with respect to which the right is being exercised.

6.6 Closing. The closing of any purchase and sale of Shares pursuant to the exercise of any right granted pursuant to this Article VI shall take place as soon as reasonably practicable and in no event later than 30 days after the date of the relevant Option Notice at the principal office of the Company, or at such other time and location as the parties to such purchase may mutually determine. The receipt of consideration by any Person selling Shares in payment for the transfer of such Shares pursuant to this Article VI shall be deemed a representation and warranty by such Person that: (a) such Person has full right, title and interest in and to such Shares; (b) such Person has all necessary power and authority and has taken all necessary action to sell such Shares as contemplated by this Article VI; and (c) such Shares are free and clear of any and all liens or encumbrances.

6.7 Principal Investor Group Call Option. If the Company shall elect not to purchase pursuant to Section 6.1 any or all Covered Management Shares of a Manager whose employment has terminated, the Company shall notify each Principal Investor Group and each Principal Investor Group may purchase its pro rata portion of the remaining Covered Management Shares for the purchase price identified in Section 6.1. In the event any Principal Investor Group agrees to forego its full pro rata share of any Covered Management Shares of a Manager whose employment has terminated, the remainder shall be re-allocated pro rata among the other Principal Investor Groups (unless the Principal Investor Groups otherwise agree); provided, that the participating Principal Investor Groups shall deliver an Option Notice stating that the relevant Principal Investor Groups have elected to exercise such right and the number of Shares with respect to which the right is being exercised; provided, further, that each participating Principal Investor Group will pay for its portion of such remaining Shares in cash at a closing as the parties may mutually determine and otherwise in accordance with Section 6.6.

6.8 Pro Rata Across Classes. Any put or call right exercised pursuant to this Article VI may be exercised for all or a portion of such Manager’s Covered Management Shares; provided that any put or call for less than all of such Shares must be exercised for a number of shares of each class included in such Manager’s Covered Management Shares in proportion to the number of shares of each class then comprising such Manager’s Covered Management Shares.

6.9 Period. This Article VI shall terminate with respect to any Share on the closing of an Initial Public Offering.

ARTICLE VII.

BOARD OF DIRECTORS

7.1 Nomination. In accordance with the Company’s certificate of incorporation, for so long as there is at least one Principal Investor Group, the number of directors constituting the entire Board shall be a number not less than the number of Principal Investor Groups plus one, as determined by the Board from time to time.

7.1.1 Principal Investor Directors. So long as there is at least one Principal Investor Group, each Principal Investor Group shall be entitled to designate in writing one (1) nominee for election to the Board (each such elected director, a “Principal Investor Director”); provided that, upon the occurrence of any event that causes a Stockholder or group of Stockholders that formerly constituted a “Principal Investor Group” to no longer be a “Principal Investor Group” pursuant to the Company’s certificate of incorporation, such former Principal Investor Group shall no longer have any right to designate a director pursuant to this Section 7.1.1.

7.1.2 Additional Directors. Any director that is not designated pursuant to Section 7.1.1 above shall be elected by the holders of record of the outstanding shares of Common Stock (each such elected director, an “Additional Director”).

7.2 Removal of Directors. Each Principal Investor Director may be removed at any time, with or without cause, in accordance with Section 2.1.4, at the direction of the Principal Investor Group that designated such Principal Investor Director; provided, however, that upon the occurrence of any event that causes a Stockholder or group of Stockholders that formerly constituted a “Principal Investor Group” to no longer be a “Principal Investor Group” pursuant to the Company’s certificate of incorporation, such former Principal Investor Group shall cause the removal or resignation of its Principal Investor Director from the Board and the number of directors constituting the Board shall likewise be reduced. Any Additional Director may be removed at any time, with or without cause, by the holders of Shares entitled to vote on the election of directors holding a majority of such issued and outstanding Shares.

7.3 Vacancy. Any vacancy on the Board shall be filled: (i) if the director whose office is vacant was a Principal Investor Director, by a majority of the directors then in office (even if less than a quorum) or by holders of Shares entitled to vote on the election of directors holding a majority of such issued and outstanding Shares, in each case, with a designee of the Principal Investor Group that designated such Principal Investor Director (so long as such Principal Investor Group continues to be entitled to designate such director); and (ii) otherwise, by holders of Shares entitled to vote on the election of directors holding a majority of such issued and outstanding Shares.

7.4 Board Observers. So long as there is at least one Principal Investor Group, each Principal Investor Group shall at any time be entitled to designate one non-voting observer to the Board (each, a “Board Observer”). If a Principal Investor Director communicates through the Board Observer designated by the same Principal Investor Group to the chair of the meeting or the secretary of the Company that such director opposes a motion or matter to be considered by the Board at a meeting at which such director is not in attendance, then such motion or matter shall not be approved unless: (i) the number of directors voting in favor of such motion or matter is a majority of the sum of (a) the number of directors voting on such motion or matter and (b) the number of directors not in attendance who have communicated opposition to such motion or matter through their respective Board Observers and (ii) if the Board at any meeting considers any motion or matter that was not set forth in the notice of the meeting sent to the directors, such a motion or matter shall not be approved unless the number of directors voting in favor of such motion or matter is at least a majority of the sum of (x) the number of directors voting on such motion or matter and (y) the number of directors not in attendance who have, through their respective Board Observers, communicated opposition to such motion or matter or the consideration of such motion or matter on the grounds that it was not set forth in the notice of such meeting. Notice shall be sent to the directors of any motion that is not approved in accordance with the provisions described in this Section 7.4, and the Board shall later reconsider such motion at a subsequent meeting.

7.5 Period. The provisions of Section 7.4 shall expire on the earlier of (a) a Change of Control or (b) the Initial Public Offering.

ARTICLE VIII.

REMEDIES

8.1 Generally. The parties shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

8.2 Deposit. Without limiting the generality of Section 8.1, if any Stockholder fails to (a) deliver to the purchaser thereof the certificate or certificates evidencing Shares to be Sold pursuant to Article IV or Article VI or (b) deliver to the Company or Lowerco, as the case may be, an affidavit of the registered owner of such Shares with respect to the ownership and the loss, theft, destruction or mutilation of the certificate evidencing such Shares accompanied by an indemnity reasonably satisfactory to the Company or Lowerco, as the case may be (it being understood that if the holder is a Qualified Institutional Investor, any other holder of Shares which is an entity regularly engaged in the business of investing in companies and meeting such requirements of creditworthiness as may reasonably be imposed by the Company or Lowerco, as the case may be, or an executive officer of the Company, such Person’s own agreement will be satisfactory) such that the Company or Lowerco, as the case may be, is willing to issue a new certificate to the purchaser evidencing the Shares being Sold (an “Affidavit and Indemnity”), then such purchaser may, provided it signs an agreement agreeing to be bound by the terms of this Section 8.2 if it is not otherwise already agreeing to be bound by the terms of this Agreement generally, at its option and in addition to all other remedies it may have, deposit the purchase price for such Shares with any national bank or trust company having combined capital, surplus and undivided profits in excess of One Hundred Million Dollars ($100,000,000) (the “Escrow Agent”) and the Company or Lowerco, as the case may be, shall cancel on its books the certificate or certificates representing such Shares and thereupon all of such holder’s rights in and to such Shares (other than the right to receive the applicable purchase price in accordance with the terms of this Section 8.2) shall terminate. Thereafter, upon delivery to such purchaser by such holder of the certificate or certificates evidencing such Shares (duly endorsed, or with stock powers duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with any transfer tax stamps affixed) or upon delivery by such holder of an Affidavit and Indemnity to the Company or Lowerco, as the case may be, such purchaser shall instruct the Escrow Agent to deliver the purchase price for such Shares (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to such purchaser), less the reasonable fees and expenses of the Escrow Agent, to such holder. Each Stockholder hereby constitutes and appoints each Principal Investor, or any of them, with full power of substitution, as such Stockholder’s true and lawful representative and attorney-in-fact, in such Stockholder’s name, place and stead, to execute and deliver any escrow agreement in customary form entered into with respect to such Stockholder in accordance with this Section 8.2, and such Principal Investor shall provide a copy of such agreement to such Stockholder within five business days of execution, provided, however, that failure to deliver such documents within such time period shall not impair or affect the validity of such agreements. The foregoing power of attorney is coupled with an interest and shall continue in full force and effect notwithstanding the subsequent death, incapacity, bankruptcy or dissolution of any Stockholder.

ARTICLE IX.

LEGENDS

9.1 Restrictive Legend. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

“THE VOTING OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, AND THE SALE, ENCUMBRANCE OR OTHER DISPOSITION THEREOF, ARE SUBJECT TO THE

PROVISIONS OF A STOCKHOLDERS AGREEMENT TO WHICH THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS ARE PARTY. SUCH AGREEMENT INCLUDES RESTRICTIONS AND LIMITATIONS ON THE TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE. A COPY OF SUCH AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE UPON REQUEST.”

Any Person who acquires Shares which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

9.2 1933 Act Legends. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED (A) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE ACT, PROVIDED THAT THE ISSUER MAY REQUIRE THE TRANSFEROR TO DELIVER AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER REGARDING THE AVAILABILITY OF SUCH AN EXEMPTION.”

9.3 Stop Transfer Instruction. The Company or Lowerco will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends and this Agreement are satisfied.

9.4 Termination of 1933 Act Legend. The requirement imposed by Section 9.2 hereof shall cease and terminate as to any particular Shares (a) when, in the opinion of counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company and Lowerco with the Securities Act or (b) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Whenever (x) such requirement shall cease and terminate as to any Shares or (y) such Shares shall be transferable under Rule 144, the holder thereof shall be entitled to receive from the Company or Lowerco, as the case may be, without expense, new certificates not bearing the legend set forth in Section 9.2 hereof.

9.5 Classes of Shares Separately Transferable. A Transfer that otherwise satisfies the requirements of this Agreement, the Participation, Registration Rights and Coordination Agreement (if applicable), the Principal Investor Agreement (if applicable) and any other applicable agreements may include Shares of any one or more class(es).

ARTICLE X.

AMENDMENT, TERMINATION, ETC.

10.1 Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

10.2 Written Modifications. Except as provided in clauses (a) through (c) below, this Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Majority Principal Investors (or Stockholders holding a majority of the shares of Class A Stock held by Stockholders party hereto if there are no Principal Investors remaining).

(a) The consent of the Requisite Principal Investors (if there are any Principal Investors remaining) shall be required for any amendment, modification, extension, termination or waiver (an “Amendment”) of any provision hereof which requires the approval of the Requisite Principal Investors.

(b) The consent of the Management Representative shall be required for (i) any Amendment (other than a Specified Amendment) that, in any material respect, discriminates against or could reasonably be expected to have a disproportionate adverse effect on the rights of holders of Management Shares under this Agreement or (ii) any Amendment to this sentence. By signing this Agreement, each Manager irrevocably authorizes and appoints the Management Representative as his or her sole and exclusive agent, attorney-in-fact and representative for the approval of Amendments described in the first sentence of this Section 10.2(b). The consent of a Majority in Interest of the Management Shares held by Managers then employed by the Company shall be required for any Specified Amendment that, in any material respect, adversely affects the rights of holders of Management Shares under this Agreement, provided that if such Specified Amendment is being adopted in contemplation of, or in connection with, the proposed sale of one of the SDS Businesses, the consent of a Majority in Interest of the Management Shares held by Managers then employed by such SDS Business shall be required.

(c) The consent of a Majority in Interest of the Other Investor Shares shall be required for any Amendment that, by its terms, materially and adversely discriminates against the rights or obligations of the holders of Other Investor Shares as such under this Agreement (provided, that it is understood and agreed that, for the purposes of interpreting and enforcing this amendment and waiver provision, Amendments that affect all Stockholders will not be deemed to “materially and adversely discriminate against” the holders of Other Investor Shares as such simply because holders of Other Investor Shares (i) own or hold more or less Shares than any other Stockholders, (ii) invested more or less money in the Company or its direct or indirect subsidiaries than any other Stockholders or (iii) have greater or lesser voting rights or powers than any other Stockholders).

A copy of each such Amendment shall be sent to each Stockholder and shall be binding upon each party hereto and each holder of Shares subject hereto except to the extent otherwise required by law; provided that the failure to deliver a copy of such Amendment shall not impair or affect the validity of such Amendment. In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder. To the extent the Amendment of any Section of this Agreement would require a specific consent pursuant to this Section 10.2, any Amendment to the definitions used in such Section as applied to such Section shall also require the specified consent.

10.3 Withdrawal from Agreement. If the Company consummates a Qualified Public Offering, then on and after the first date on which the holders of Shares immediately prior to the Qualified Public Offering own less than 50% of the then outstanding Common Stock, any holder of Shares that, together with its Applicable Affiliates, holds less than one percent (1%) of the then outstanding shares of Common Stock may elect (on behalf of itself and all of its Affiliates that hold Shares), by written notice to the Company and the Principal Investor Groups, to (a) withdraw all Shares held by such holder and all of its Affiliates from this Agreement (shares withdrawn pursuant to this clause (a), the “Withdrawn Shares”) and (b) terminate this Agreement with respect to such holder and its Affiliates (holders and Affiliates withdrawing pursuant to this clause (b), the “Withdrawing Holders”). From the date of delivery of such withdrawal notice, the Withdrawn Shares shall cease to be Shares subject to this Agreement and, if applicable, the Withdrawing Holders shall cease to be parties to this Agreement and shall no longer be subject to the obligations of this Agreement or have rights under this Agreement; provided, however, that such Withdrawing Holders, if they are members of a Principal Investor Group, shall cause the removal or resignation of any directors designated by such Principal Investor Group; provided, further, that the Withdrawing Holders shall nonetheless be obligated under Article V with respect to any Pending Underwritten Offering to the same extent that they would have been obligated if they had not withdrawn; provided, further, that if the Withdrawing Holders hold shares of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock, Class A-4 Common Stock, Class A-5 Common Stock, Class A-6 Common Stock or Class A-7 Common Stock, they shall be deemed to have elected to convert all such Shares into Class A-8 Common Stock at the effective time of such withdrawal.

10.4 Effect of Termination. No termination under this Agreement (including pursuant to Section 10.3) shall relieve any Person of liability for breach prior to termination.

ARTICLE XI.

DEFINITIONS

For purposes of this Agreement:

11.1 Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Article XI:

(a) The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(b) The word “including” shall mean including, without limitation;

(c) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(d) The masculine, feminine and neuter genders shall each include the other.

11.2 Definitions. The following terms shall have the following meanings:

“Acceptance Notice” shall have the meaning set forth in Section 4.6.4.

“Additional Director” shall have the meaning specified in Section 7.1.2

“Adverse Claim” shall have the meaning set forth in Section 8-102 of the applicable Uniform Commercial Code.

“Affidavit and Indemnity” shall have the meaning set forth in Section 8.2.

“Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); provided, however, that none of the Company or any of its subsidiaries, AS Spinco or Availability LLC or any of their respective subsidiaries shall be deemed an Affiliate of any of the Stockholders (and vice versa), (b) if such specified Person is an investment fund, any other investment fund the primary investment advisor to which is the primary investment advisor to such specified Person or an Affiliate thereof and (c) if such specified Person is a natural Person, any Family Member of such natural Person. Notwithstanding the foregoing, for all purposes of this Agreement, Integral Capital Partners VII, L.P. and its Affiliates will be considered Affiliates of Silver Lake Partners II, L.P. and Silver Lake Technology Investors II, L.L.C. and their respective Affiliates.

“Affiliated Fund” shall mean, with respect to any specified Person, an investment fund that is an Affiliate of such Person or that is advised by the same investment adviser as such Person or by an Affiliate of such investment adviser or such person.

“Agreement” shall have the meaning set forth in the Preamble.

“Amended and Restated Stockholders Agreement” shall have the meaning set forth in the Recitals.

“Amendment” shall have the meaning set forth in Section 10.2.

“Applicable Affiliates” shall mean, with respect to a holder of Shares, all Affiliates of such holder who hold shares of Common Stock other than those Affiliates who (a) are not “controlled by” (as defined in the definition of “Affiliate”) such holder, (b) make independent investment decisions from such holder, (c) hold shares of Common Stock only in the ordinary course of business as passive investments and (d) only hold shares of Common Stock that were acquired after the Initial Public Offering in market transactions.

“AS Business” shall mean AS Spinco’s businesses which, as of the Effective Time, consist of the business of SDS and its subsidiaries identified as “Availability Services” in SDS’s filings with the United States Securities and Exchange Commission, including SDS’s Form 10-K and financial statements for the year ended December 31, 2013.

“AS Separation Transaction” shall have the meaning set forth in the Recitals.

“AS Spinco” shall have the meaning set forth in the Recitals.

“Availability LLC” shall have the meaning set forth in the Recitals.

“Bain Investors” shall mean, as of any date, Bain Capital Integral Investors, LLC and BCIP TCV, LLC, and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Blackstone Investors” shall mean, as of any date, Blackstone Capital Partners IV L.P., Blackstone Capital Partners IV-A L.P., Blackstone Family Investment Partnership IV-A L.P., Blackstone Participation Partnership IV L.P., Blackstone GT Communications Partners L.P. and Blackstone Family Communications Partnership L.P., and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Board” shall mean the board of directors of the Company, or any duly authorized committee thereof.

“business day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Cause” shall mean (a) for any Manager who has an employment agreement with the Company or its subsidiaries, the definition of “cause” in such agreement if so defined, and (b) for any other Manager, the occurrence of the events described in the following clauses (i) through (iii), provided that no act or failure to act shall be deemed to constitute Cause if done, or omitted to be done, in good faith and with the reasonable belief that the action or omission was in the best interests of the Company and its subsidiaries:

(i) at least two-thirds of the members of the Board determined in good faith that the Manager (A) was guilty of gross negligence or willful misconduct in the performance of his duties for the Company or any of its subsidiaries (other than due to illness or injury suffered by the Manager or a member of his family, or comparable personal problem), (B) breached or violated, in any material respect, any agreement between the Manager and the Company (or any of its subsidiaries) or any material policy in the “SunGard Global Business Conduct and Compliance Program” (as amended from time to time), or (C) committed an act of dishonesty or breach of trust, or is convicted of a crime, and the result of such dishonesty, breach of trust, or conviction of a crime is that there is material or potentially material financial or reputational harm to the Company (or any of its subsidiaries); and

(ii) such determination was made at a duly convened meeting of the Board (A) of which the Manager received written notice at least ten (10) days in advance, which notice shall have set forth in reasonable detail the facts and circumstances claimed to provide a basis for a finding that one of the events described in subsection (i) above occurred, and (B) at which the Manager had a reasonable opportunity to make a statement and answer the allegations against the Manager; and

(iii) either (A) the Manager was given a reasonable opportunity to take remedial action but failed or refused to do so, or (B) at least two-thirds of the members of the Board also determined in good faith, at such meeting, that an opportunity to take remedial action would not have been meaningful under the circumstances.

“Change of Control” shall mean the occurrence of (a) any consolidation or merger of the Company with or into any other Person, or any other corporate reorganization, transaction or Transfer of securities of the Company by its stockholders, or series of related transactions (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own, directly or indirectly, capital stock either (i) representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the equity economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (ii) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors or other similar governing body of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction; (b) any transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly through one or more entities, by any Person and its “affiliates” or “associates” (as such terms are defined in the Exchange Act Rules) or any “group” (as defined in the Exchange Act Rules), other than Qualified Institutional Investors (and in the case of a “group”, excluding a percentage of such “group” equal to the percentage of the voting power of such group controlled by any Qualified Institutional Investors), excluding, in any case referred to in clause (a) or (b) any Initial Public Offering or any bona fide primary or secondary public offering following the occurrence of an Initial Public Offering; or (c) a sale, lease or other disposition of all or substantially all of the consolidated assets of the Company. For the avoidance of doubt, none of the following shall, in and of itself, constitute a “Change of Control”: (x) a spin-off of one of the SDS Businesses, a sale of one of the SDS Businesses or a comparable transaction or (y) a transaction in which, after giving effect thereto, the Principal Investors and their Affiliates continue to own, directly or indirectly, more than fifty percent (50%) of the equity economic interests or voting power of (i) the Company or other surviving entity in the case of a transaction of the sort described in clause (a) above, (ii) of the Company in the case of a transaction of the sort described in clause (b) above or (iii) of the acquiring entity in the case of a transaction of the sort described in clause (c) above.

“Charitable Organization” shall mean a charitable organization as described by Section 501(c)(3) of the Code.

“Class A Stock” shall mean the Class A Common Stock, par value $0.001 per share, of the Company, which is comprised of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock, Class A-4 Common Stock, Class A-5 Common Stock, Class A-6 Common Stock, Class A-7 Common Stock and Class A-8 Common Stock.

“Class L Stock” shall mean the Class L Common Stock, par value $0.001 per share, of the Company.

“Closing Date” shall have the meaning set forth in the Recitals.

“Code” means the Internal Revenue Code of 1986, as in effect from time to time.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the common stock of the Company, including the Class A Stock and the Class L Stock.

“Company” shall have the meaning set forth in the Preamble.

“Contribution” shall have the meaning given to such term in the Tax Sharing Agreement.

“Convertible Securities” shall mean any evidence of indebtedness, shares of stock (other than Stock), Restricted Stock Units or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Stock.

“Cost” shall mean with respect to any Covered Management Shares, the purchase price paid for such Covered Management Shares by the original holder thereof (which, in the case of any options under a Manager’s Non-Qualified Rollover Option Agreement, shall be the intrinsic value of such options on the Closing Date, or, in the case of shares of capital stock acquired upon the exercise of any such option, such intrinsic value plus the exercise price paid to exercise such option) less any distributions which have been received, or which will be received, with respect to such Covered Management Shares by the holder thereof; provided, that the Cost of (a) unvested shares of capital stock shall equal the purchase price paid for such shares, if any and (b) unvested options shall equal zero and provided, further, that any unvested consideration included in the purchase price for any Shares shall be valued at zero.

“Covered Management Shares” shall mean, with respect to any Manager, all Management Shares (a) that are then owned by such Manager, (b) that have been Transferred by such Manager to a Permitted Transferee of such Manager or (c) that were issued directly to a Manager Designee at the request of such Manager.

“Debt Exchange” shall have the meaning given to such term in the Tax Sharing Agreement.

“Debt Repayment” shall have the meaning given to such term in the Tax Sharing Agreement.

“Designated Principal Investor Groups” shall mean, as of any time of determination, (a) if at such time there are more than five Principal Investor Groups, the five (or more if necessary to accommodate “ties”) Principal Investor Groups who then hold the greatest number of shares of Common Stock and (b) at any other time, all of the Principal Investor Groups.

“DGCL” means the Delaware General Corporation Law, as amended.

“Disability” shall mean, (a) for any Manager who has an employment agreement with the Company or its subsidiaries, the definition of “disability” in such agreement, if so defined, and (b) for any other Manager, if such Manager is physically incapable, for a period of at least six months, of performing his duties and responsibilities as an employee of the Company as determined by the Board in good faith.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act and certain provisions therein known as the “Volcker Rule” (as amended from time to time, and together with the regulations promulgated thereunder).

“Drag Along Recapitalization Notice” shall have the meaning set forth in Section 4.3.1.

“Drag Along Recapitalization Percentage” shall have the meaning set forth in Section 4.3.

“Drag Along Sale Notice” shall have the meaning set forth in Section 4.2.1.

“Drag Along Sale Percentage” shall have the meaning set forth in Section 4.2.

“Drag Along Sellers” shall have the meaning set forth in Section 4.2.1.

“Effective Time” shall have the meaning set forth in Section 1.1.

“Equivalent Shares” shall mean, at any date of determination, (a) as to any outstanding shares of Stock, such number of shares of Stock and (b) as to any outstanding Options, Warrants or Convertible Securities which constitute Shares, the maximum number of shares of Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

“Escrow Agent” shall have the meaning set forth in Section 8.2.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Act Rules” shall mean the rules adopted by the Commission under the Exchange Act.

“External Split-Off” shall have the meaning set forth in the Recitals.

“Fair Market Value” shall mean, as of any date, as to any Share, the Board’s good faith determination of the fair market value of such Share (which, in the case of Options, shall equal the Fair Market Value of the share underlying such Option less the exercise price for such Option) as of the applicable reference date, taking into account the most recent annual valuation (which the Company shall have obtained from an independent appraiser) and updated by the Company in good faith for the most recently ended calendar quarter.

“Family Member” shall mean, with respect to any natural Person, (a) any lineal descendant or ancestor or sibling (by birth or adoption) of such natural Person, (b) any spouse or former spouse of any of the foregoing, (c) any legal representative or estate of any of the foregoing, or the ultimate beneficiaries of the estate of any of the foregoing, if deceased, (d) any not-for-profit corporation or private charitable foundation and any trust or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing Persons described in clauses (a) through (d) above.

“First Offer Deadline” shall have the meaning set forth in Section 4.6.2.

“First Offer Holder” shall have the meaning set forth in Section 4.6.1.

“First Offer Notice” shall have the meaning set forth in Section 4.6.2.

“First Offer Purchaser” shall have the meaning set forth in Section 4.6.2.

“GS Investors” shall mean, as of any date, GS Capital Partners 2000, L.P., GS Capital Partners 2000 Employee Fund, L.P., GS Capital Partners 2000 Offshore, L.P., Goldman Sachs Direct Investment Fund 2000, L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, GS Capital Partners V Fund, L.P., GS Capital Partners V Offshore Fund, L.P., GS Capital Partners V GmbH & Co. KG and GS Capital Partners V Institutional, L.P., and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Holdings” shall have the meaning set forth in the Preamble.

“Incentive Shares” shall mean all shares of Stock and Options held by a Manager or Manager Designee that are subject to vesting or other service or performance based conditions to ownership and which are not Purchased and Roll Over Shares, treating such Options as a number of Incentive Shares equal to the maximum number of shares of Stock for which such Options may at the time be exercised.

“Initial Public Offering” shall mean the initial underwritten Public Offering registered on Form S-1 (or any successor form under the Securities Act).

“Intended Tax Treatment” shall have the meaning given to such term in the Tax Sharing Agreement.

“Internal Spin-Offs” shall have the meaning set forth in the Recitals.

“Investors” shall have the meaning set forth in the Preamble.

“KKR Investors” shall mean, as of any date, KKR Millennium Fund L.P. and KKR Partners III, L.P., and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“LLC” shall have the meaning set forth in the Preamble.

“Lowerco” shall have the meaning set forth in the Preamble.

“Majority Bain Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the Bain Investors.

“Majority Blackstone Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the Blackstone Investors.

“Majority GS Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the GS Investors.

“Majority in Interest” shall mean with respect to Shares of one or more class(es), a majority in number of such Shares.

“Majority KKR Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the KKR Investors.

“Majority Principal Investors” shall mean, as of any applicable time, (a) Principal Investor Groups who, in the aggregate, hold a Majority in Interest of the Common Stock then held by all Principal Investor Groups in the aggregate and (b) if there are more than five Principal Investor Groups, Designated Principal Investor Groups who, in the aggregate, hold a Majority in Interest of the Common Stock then held by all Designated Principal Investor Groups in the aggregate.

“Majority Providence Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the Providence Investors.

“Majority Silver Lake Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the Silver Lake Investors.

“Majority TPG Investors” shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the TPG Investors.

“Management Representative” shall mean (a) Russell P. Fradin during such time as he is the Chief Executive Officer of SDS, (b) such successor person who is approved from time to time as the Management Representative in accordance with this Agreement, or (c) at any time when there is no Management Representative identified in accordance with the foregoing provisions, the Chief Executive Officer of SDS. Successor Management Representatives may be approved in writing by a Majority in Interest of the Management Shares then held by Managers then employed by the Company, excluding, for the purposes of such calculation, the existing Management Representative, provided that such approval must occur no earlier than ten (10) business days after notice proposing a successor Management Representative is given to all such Managers, which notice may be sent only at the direction of (x) the current Management Representative, (y) the holders of at least 15% in interest of the Management Shares held by Managers (and their Manager Designees) then employed by the Company or (z) the Requisite Principal Investors.

“Management Shares” shall mean all Shares held by a Manager or Manager Designee. Any Management Shares that are Transferred by the holder thereof to such holder’s Permitted Transferees shall remain Management Shares in the hands of such Permitted Transferee.

“Manager Designees” shall have the meaning set forth in the Preamble.

“Managers” shall have the meaning set forth in the Preamble.

“New Entity” shall have the meaning set forth in Section 4.4.

“Option Notice” shall have the meaning set forth in Section 6.5.

“Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Stock, other than any such option held by the Company, Lowerco or any direct or indirect subsidiary thereof, or any right to purchase shares pursuant to this Agreement.

“Other Investors” shall have the meaning set forth in the Preamble.

“Participating Seller” shall have the meaning set forth in Sections 4.1.2 and 4.2.1.

“Participation, Registration Rights and Coordination Agreement” shall mean the Second Amended and Restated Participation, Registration Rights and Coordination Agreement of even date herewith among the Company, Lowerco, Holdings, LLC, SDS and certain stockholders of the Company and Lowerco.

“Pending Underwritten Offering” means, with respect to any Withdrawing Holder withdrawing from this Agreement pursuant to Section 10.3, any underwritten Public Offering for which a registration statement relating thereto is or has been filed with the Commission either prior to, or not later than the sixtieth day after, the effectiveness of such Withdrawing Holder’s withdrawal from this Agreement.

“Permitted Transferee” shall mean, in respect of (a) any Investor, (i) any Affiliate or Affiliated Fund of such Investor or (ii) any successor entity or with respect to an Investor organized as a trust, any successor trustee or co-trustee of such trust, (b) any Manager or Manager Designee of such Manager, any Family Member of such Manager and (c) any holder of Shares who is a natural person, (i) upon the death of such natural person, such person’s estate, executors, administrators, personal representatives, heirs, legatees or distributees in each case acquiring the Shares in question pursuant to the will or other instrument taking effect at death of such holder or by applicable laws of descent an distribution and (ii) any Person acquiring such Shares pursuant to a qualified domestic relations order, in each case described in clauses (a) through (c), only to the extent such transferee agrees to be bound by the terms of this Agreement in accordance with Section 3.2 (it being understood that any Transfer not meeting the foregoing conditions but purporting to rely on Section 3.1.1 shall be null and void). In addition, any Stockholder shall be a Permitted Transferee of the Permitted Transferees of itself and any member of a Principal Investor Group shall be a Permitted Transferee of any other member of such Principal Investor Group.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Preferred Stock” shall mean the 11.5% Cumulative Preferred Stock, par value $0.001 per share, of Lowerco.

“Principal Investor” shall have the meaning set forth in the preamble.

“Principal Investor Agreement” shall mean the Second Amended and Restated Principal Investor Agreement of even date herewith among the Company, Lowerco, Holdings, LLC, SDS and the Principal Investors.

“Principal Investor Director” shall have the meaning specified in Section 7.1.1.

“Principal Investor Group” shall mean any one of (a) the Bain Investors, collectively, (b) the Blackstone Investors, collectively, (c) the GS Investors, collectively, (d) the KKR Investors, collectively, (e) the Providence Investors, collectively, (f) the Silver Lake Investors, collectively and (g) the TPG Investors, collectively; provided, however, that any such Principal Investor Group shall cease to be a Principal Investor Group at such time after the Effective Time, and at all times thereafter, as such Principal Investor Group ceases to hold a Total Combined Investment (as defined in the Company’s certificate of incorporation) of at least the Minimum Total Combined Investment (as defined in the Company’s certificate of incorporation); provided, further, that no adjustment pursuant to the Company’s certificate of incorporation to the “Minimum Total Combined Investment” shall cause any former Principal Investor Group to again become a Principal Investor Group. Where this Agreement provides for the vote, consent or approval of any Principal Investor Group, such vote, consent or approval shall be determined by the Majority Bain Investors, the Majority Blackstone Investors, the Majority GS Investors, the Majority KKR Investors, the Majority Providence Investors, the Majority Silver Lake Investors, or the Majority TPG Investors, as the case may be, except as otherwise specifically set forth herein.

“Principal Investor Majority” shall mean, with respect to a transaction between the Company or one of its subsidiaries on the one hand and a Principal Investor Group (or any member thereof) or any entity in which any Principal Investor has a material interest on the other (a “Related Party”), (a) Principal Investor Groups that are not and whose Affiliates are not Related Parties and who, in the aggregate, hold a Majority in Interest of the Common Stock then held by all Principal Investor Groups that are not and whose Affiliates are not a Related Party with respect to such transaction, or (b) if each Principal Investor Group and/or an Affiliate of each Principal Investor Group is a Related Party with respect to such transaction, the Majority Principal Investors.

“Principal Lock-Up Agreement” shall have the meaning set forth in Section 5.1.

“Promissory Note” shall mean a promissory note (a) with a principal amount equal to the difference between the amount due under Section 6.1 or 6.2, as applicable, which was not paid in cash, (b) on which interest will accrue on the principal thereof at a rate equal to the prime rate plus one percent on the repurchase date of the Covered Management Shares in question and (c) for which the principal, together with the interest thereon, will become due and payable in three equal annual installments payable on, the first, second and third anniversaries of the date of issuance thereof.

“Pro Rata Portion” shall mean:

(a) for purposes of Section 4.1.4, with respect to each Tag Along Seller, a number of Shares equal to the aggregate number of Shares of the applicable class that the Prospective Buyer is willing to purchase in the proposed Sale, multiplied by a fraction, the numerator of which is the aggregate number of Tag Eligible Shares of the applicable class held by such Tag Along Seller and the denominator of which is the aggregate number of Tag Eligible Shares of the applicable class held by all Tag Along Sellers; and

(b) for purposes of Section 4.6.6, with respect to each First Offer Purchaser, a number of Shares equal to the aggregate number of Subject Shares of the applicable class multiplied by a fraction, the numerator of which is the aggregate number of Shares of the applicable class held by such First Offer Purchaser and the denominator of which is the aggregate number of Shares of the applicable class held by all First Offer Purchasers.

“Prospective Buyer” shall mean any Person, including the Company or any of its subsidiaries or any other Stockholder, proposing to purchase or otherwise acquire Shares from a Prospective Selling Stockholder.

“Prospective Selling Stockholder” shall mean:

(a) for purposes of Section 3.3, any Investor that proposes to Transfer any Shares to any Prospective Buyer;

(b) for purposes of Section 4.1, any Stockholder that proposes to Transfer any Shares to any Prospective Buyer, including a First Offer Purchaser pursuant to Section 4.6;

(c) for purposes of Section 4.2, any Stockholder forming part of the acting Requisite Principal Investors that has elected to exercise the drag along right provided by such Section; and

(d) for purposes of Section 4.6, any Stockholder that proposes to Transfer any Shares in a transaction that is subject to such Section.

“Providence Investors” shall mean, as of any date, Providence Equity Partners V LP and Providence Equity Partners V-A LP, and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective statement under the Securities Act.

“Purchased and Roll-Over Shares” shall mean (a) all shares of Stock held by a Manager or Manager Designee that were purchased by the original holder thereof on or before the Closing Date or upon the exercise, conversion or exchange of Options described in clause (b) hereof, (b) all Options for shares of Stock held by a Manager, which were received by such Manager on the Closing Date in connection with the roll-over of his or her options from SDS, treating such Options as a number of Purchased and Roll-Over Shares equal to the maximum number of shares of Stock for which such Options may be exercised, and (c) all Shares held by a Manager or Manager Designee that are designated as Purchased and Roll-Over Shares by the Requisite Principal Investors (or the Company if there are no Principal Investors remaining).

“Qualified Institutional Investors” shall mean (a) the Bain Investors; (b) the Blackstone Investors; (c) the GS Investors, (d) the KKR Investors; (e) the Providence Investors; (f) the Silver Lake Investors; (g) the TPG Investors and (h) the respective Affiliates and Affiliated Funds of the foregoing Persons.

“Qualified Public Offering” shall mean the first underwritten Public Offering (other than any Public Offering or sale pursuant to a registration statement on Form S-4, S-8 or a comparable form) in which the aggregate price to the public of all Common Stock sold in such offering in combination with the aggregate price to the public of all Common Stock sold in any previous underwritten Public Offerings (other than any Public Offering or sale pursuant to a registration statement on Form S-4, S-8 or any comparable form) shall exceed $350,000,000.

“Recapitalization Transaction” shall mean a transaction approved by the Requisite Principal Investors in which one or more classes of securities issued by the Company or any of its direct or indirect subsidiaries are, in whole or in part on a pro rata basis among all holders of such securities, converted into, or exchanged for, securities in another form issued by the Company, any of its direct or indirect subsidiaries, a newly formed parent or affiliated Persons.

“Related Party” shall have the meaning set forth in the definition of Principal Investor Majority.

“Required Dodd-Frank Disposition” shall mean a direct or indirect Sale, Transfer, or other disposition of Shares of the Company, Lowerco, Holdings, LLC or SDS if (i) such Sale, Transfer, or other disposition is consummated in order for a Principal Investor Group or its Affiliates to comply with the Dodd-Frank Act and is unrelated to and is not part of a plan or series of related transactions that includes the AS Separation Transaction, (ii) in the absence of the AS Separation Transaction, such Principal Investor Group would similarly implement such Sale, Transfer, or other disposition of Shares of the Company, Lowerco, Holdings, LLC or SDS in order to comply with the Dodd-Frank Act, (iii) such Sale, Transfer or other disposition would include Shares of the Company, Lowerco, Holdings, LLC or SDS in proportionate amounts and (iv) such Sale, Transfer, or other disposition has not been decided upon as of the Effective Time.

“Requisite Principal Investors” shall mean (a) at any time when there is at least one Principal Investor remaining, stockholders that are members of a Principal Investor Group and that, in the aggregate, hold a number of shares of Common Stock that is at least two-thirds of the aggregate number of shares of Common Stock then held by all stockholders that are members of a Principal Investor Group and (b) for purposes of Sections 2, 3.4, 4.2, 4.3, 4.4 and 4.5, at such time as there are no Principal Investors remaining, Investors holding a majority of the Class A Stock then held by Investors party to this Agreement.

“Restricted Stock Unit” shall mean any restricted stock unit representing a conditional right to receive Stock.

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor Rule).

“Sale” shall mean a Transfer for value and the terms “Sell” and “Sold” shall have correlative meanings.

“Sale Notice” shall have the meaning set forth in Section 4.6.1.

“SDS” shall have the meaning set forth in the Recitals.

“SDS Business” shall mean SDS’s businesses, which, as of the date hereof, consist of three separate businesses: (a) the Financial Systems business, (b) the K-12 Education business and (c) the Public Sector business.

“Section 160” shall have the meaning set forth in Section 6.3.

“Securities Act” shall mean the Securities Act of 1933 and the rules promulgated thereunder, as amended from time to time.

“Senior Manager” shall mean, as of any date of determination, those Managers who are party to the Participation, Registration Rights and Coordination Agreement and are employees of the Company or its subsidiaries on the date of determination.

“Shares” shall mean (a) all shares of Stock held by a Stockholder, whenever issued, including all shares of Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities held by a Stockholder (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein). Notwithstanding the foregoing, Shares shall include Management Shares for all purposes of this Agreement, provided that, with respect to Section 4.6, (x) Shares held by a Prospective Selling Stockholder shall include all Management Shares and (y) Shares held by Persons other than a Prospective Selling Stockholder shall only include Management Shares which are not Incentive Shares.

“Silver Lake Investors” shall mean, as of any date, Silver Lake Partners II, L.P., Silver Lake Technology Investors II, L.L.C. and Integral Capital Partners VII, L.P., and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Specified Amendment” shall mean any Amendment affecting (a) any provision of Article VI, (b) the second or third sentence of Section 10.2 (b), (c) clause (y) in the last sentence of the definition of “Change of Control” as it applies to Section 4.2, or (d) any defined term in this Agreement to the extent used in any of the foregoing provisions as such term applies to such provisions.

“Specified Management Repurchase” shall mean any repurchase by the Company or Lowerco of Purchased and Roll-Over Shares from any holder thereof who is a former employee of the Company or its subsidiaries, and who is employed by AS Spinco or its subsidiaries as of the date of such repurchase.

“Stock” shall mean the Common Stock and the Preferred Stock.

“Stockholders” shall have the meaning set forth in the Preamble.

“Stockholders Agreement” shall have the meaning set forth in the Recitals.

“Strategic Investor” shall mean, with respect to any proposed Transfer, any (a) Person that is determined, in good faith, by the Requisite Principal Investors to be a competitor of the Company or any of its subsidiaries in any material respect or a potential strategic investor in the Company or any of its subsidiaries and (b) any Affiliate of any such Person specified in clause (a), provided, however, that a Permitted Transferee of a Stockholder that acquires Shares from such Stockholder pursuant to Section 3.1.1 shall not be a Strategic Investor with respect to such Shares or Shares subsequently acquired by such Permitted Transferee pursuant to this Agreement with respect to such Shares if such Permitted Transferee (x) agrees in writing to hold the Shares being acquired in the applicable Transfer and any Shares subsequently acquired by such Permitted Transferee from time to time solely for passive investment purposes, (y) does not operate or “control” (as defined in the definition of Affiliate) an operating business and (z) agrees that the Company, at the direction of the Requisite Principal Investors, may limit or restrict the rights otherwise available to such Permitted Transferee under this Agreement or any other agreement by virtue of it holding Shares if the Requisite Principal Investors determine that doing so is in the best interest of the Company and its subsidiaries.

“Subject Shares” shall have the meaning set forth in Section 4.6.

“Substitution Charter Amendment” shall have the meaning set forth in the Recitals.

“Tag Along Holder” shall have the meaning set forth in Section 4.1.1.

“Tag Along Notice” shall have the meaning set forth in Section 4.1.1.

“Tag Along Offer” shall have the meaning set forth in Section 4.1.2.

“Tag Along Sale Percentage” shall have the meaning set forth in Section 4.1.1.

“Tag Along Sellers” shall have the meaning set forth in Section 4.1.2.

“Tag Eligible Shares” shall mean, at any time, all Shares that (a) are not Management Shares or (b) are Management Shares that will be Vested Shares as of the proposed Transfer date specified in the Tag Along Notice, if so specified, and otherwise the anticipated Transfer date as reasonably determined in good faith by the Prospective Selling Stockholder.

“Tax Sharing Agreement” shall mean the Tax Sharing and Disaffiliation Agreement of even date herewith among the Company, SDS, AS Spinco and Availability LLC.

“TPG Investors” shall mean, as of any date, TPG Partners IV, L.P., T3 Partners II, L.P., T3 Parallel II, L.P., TPG Solar III LLC and TPG Solar Co-Invest LLC, and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise. For the avoidance of doubt, it shall constitute a “Transfer” subject to the restrictions on Transfer contained or referenced in Article III (a) if a transferee is not an individual, a trust or an estate, and the transferor or an Affiliate thereof ceases to control such transferee (in which case, to the extent such transferee then holds assets in addition to Shares, the determination of the purchase price deemed to have been paid for the Shares held by such transferee in such deemed Transfer for purposes of the provisions of Articles III and IV shall be made by the Board in good faith) or (b) with respect to a holder of Shares which was formed for the purpose of holding Shares, there is a Transfer of the equity interests of such holder other than to a Permitted Transferee of such holder or of the party transferring the equity of such holder.

“Unvested Shares” shall mean, with respect to a Manager or Manager Designee at any time, the Management Shares held by such Manager or Manager Designee which remain subject to vesting requirements at such time.

“Vested Shares” shall mean, with respect to a Manager or Manager Designee at any time, the Management Shares held by such Manager or Manager Designee which are not subject to vesting requirements at such time. For the avoidance of doubt, a Manager or Manager Designee’s Purchased and Rollover Shares shall constitute “Vested Shares”.

“Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Stock.

“Withdrawing Holders” shall have the meaning set forth in Section 10.3.

“Withdrawn Shares” shall have the meaning set forth in Section 10.3.

ARTICLE XII.

MISCELLANEOUS

12.1 Authority: Effect. Each party hereto represents and warrants to and agrees with each other party that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound and (b) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that the enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association. The Company and Lowerco shall be jointly and severally liable for all obligations of each such party pursuant to this Agreement.

12.2 Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent by facsimile or e-mail (if provided and the recipient acknowledges receipt thereof by reply e-mail or otherwise), or (c) sent by overnight courier, in each case, addressed as follows:

If to the Company, Lowerco, Holdings, LLC or SDS, to it:

c/o SunGard Data Systems, Inc.

680 East Swedesford Road

Wayne, Pennsylvania 19087

Facsimile: (610) 687-3725

Attention: General Counsel

with copies to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Facsimile: (617) 951-7050

Attention: Alfred O. Rose, Esq. and Amanda McGrady Morrison, Esq.

E-mail:	alfred.rose@ropesgray.com
amanda.morrison@ropesgray.com

If to a Bain Investor or the Bain Principal Investor Group, to it:

c/o Bain Capital, LLC

John Hancock Tower

200 Clarendon Street

Boston, Massachusetts 02116

Facsimile: (617) 516-2710

Attention: Christopher Gordon

E-mail: cgordon@baincapital.com

with copies to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Facsimile: (617) 951-7050

Attention: R. Newcomb Stillwell, Esq.

E-mail: newcomb.stillwell@ropesgray.com

If to a Blackstone Investor or to the Blackstone Principal Investor Group, to it:

c/o Blackstone Management Partners IV L.L.C.

345 Park Avenue, 31st Floor

New York, NY 10154

Facsimile: (212) 583-5722

Attention: Martin Brand

E-mail: Brand@blackstone.com

with copies to:

Paul Hastings, Janofsky & Walker LLP

75 E. 55th Street

New York, NY 10022

Facsimile: (212) 230-7617

Attention: John Altorelli, Esq.

E-mail: johnaltorelli@paulhastings.com

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Facsimile: (212) 455-2502

Attention: Wilson Neely, Esq.

E-mail: wneely@stblaw.com

If to a GS Investor or to the GS Principal Investor Group, to it:

c/o Goldman, Sachs & Co

200 West Street

New York, New York 10282

Facsimile: (212) 357-5505

Attention: Sanjeev Mehra

E-mail: sanjeev.mehra@gs.com

with copies to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Facsimile: (212) 403-2000

Attention: Mark Gordon, Esq.

E-mail: mgordon@wlrk.com

If to a KKR Investor or to the KKR Principal Investor Group, to it:

c/o Kohlberg Kravis Roberts & Co L.P.

9 West 57th Street, Suite 4200

New York, NY 10019

Facsimile: (212) 750-0003

Attention: General Counsel

E-mail: general.counsel@kkr.com

with copies to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Facsimile: (212) 455-2502

Attention: Gary I. Horowitz, Esq.

E-mail: ghorowitz@stblaw.com

If to a Providence Investor or to the Providence Principal Investor Group, to it:

c/o Providence Equity L.L.C.

9 W. 57th Street

Suite 4700

New York, NY 10019

Facsimile: (212) 588-6701

Attention: R. Davis Noell

E-mail: D.Noell@provequity.com

with copies to:

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, MA 02110

Facsimile: (617) 772-8333

Attention: Marilyn French, Esq.

E-mail: marilyn.french@weil.com

If to a Silver Lake Investor or to the Silver Lake Principal Investor Group, to it:

c/o Silver Lake Partners

9 West 57th Street, 32nd Floor

New York, NY 10019

Facsimile: (212) 981-3535

Attention: Andrew J. Schader

E-mail: andy.schader@silverlake.com

with copies to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Facsimile: (617) 951-7050

Attention: Alfred O. Rose, Esq.

E-mail: alfred.rose@ropesgray.com

If to a TPG Investor or to the TPG Principal Investor Group, to it:

TPG Global, LLC

301 Commerce Street

Suite 3300

Fort Worth, TX 76102

Facsimile: (415) 743-1501

Attention: Ronald Cami

E-mail: rcami@tpg.com

with copies to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Facsimile: (212) 225-3999

Attention:	Michael L. Ryan, Esq.
Paul J. Shim, Esq.
E-mail:	mryan@cgsh.com
pshim@cgsh.com

If to any Manager or Manager Designee, to it:

c/o SunGard Data Systems, Inc.

680 East Swedesford Road

Wayne, Pennsylvania 19087

Facsimile: (610) 687-3725

Attention: General Counsel

with copies to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

Facsimile: (215) 963-5001

Attention:	Robert J. Lichtenstein, Esq. and Mims Maynard Zabriskie, Esq.
E-mail:	rlichtenstein@morganlewis.com
mzabriskie@morganlewis.com

If to any other Stockholder, to it at the address set forth on Schedule I, or if not set forth thereon, in the records of the Company.

Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (x) on the date received, if personally delivered, (y) on the date received if delivered by facsimile or e-mail (subject to the recipient confirming receipt thereof in the case of e-mail) on a business day, or if not delivered on a business day, on the first business day thereafter and (z) two business days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

12.3 Binding Effect, Etc. Except for restrictions on the Transfer of Shares set forth in other written agreements, plans or documents and except for other written agreements dated on or about the date of this Agreement, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no Stockholder party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

12.4 Descriptive Heading. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

12.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. A facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

12.6 Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

12.7 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the parties hereto may be corporations, partnerships, limited liability companies or trusts, each party to this Agreement covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner, member, manager or trustee of any Stockholder or of any partner, member, manager, trustee, Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Stockholder or any current or future member of any Stockholder or any current or future director, officer, employee, partner, member, manager or trustee of any Stockholder or of any Affiliate or assignee thereof, as such, for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

12.8 Aggregation of Shares. All Shares held by a Stockholder and its Affiliates and Affiliated Funds shall be aggregated together for purposes of determining the availability of any rights under Articles IV and VI. Within any Principal Investor Group, the Principal Investors who are members of such Principal Investor Group may allocate the ability to exercise any rights under this Agreement in any manner that such Principal Investor Group (by a Majority in Interest of the Shares held by such Principal Investor Group) sees fit.

12.9 Obligations of Company, Lowerco, Holdings, LLC and SDS. Except with respect to a Promissory Note issued in accordance with Section 6.1 or 6.3, each of the Company, Lowerco, Holdings, LLC and SDS shall be jointly and severally liable for any payment obligation of any of the Company, Lowerco, Holdings, LLC or SDS pursuant to this Agreement.

12.10 Confidentiality. Each Stockholder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company and its subsidiaries, any confidential information obtained from the Company, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 12.10 by such Stockholder or its Affiliates), (b) is or has been independently developed or conceived by such Stockholder without use of the Company’s confidential information or (c) is or has been made known or disclosed to such Stockholder by a third party (other than an Affiliate of such Stockholder) without a breach of any obligation of confidentiality such third party may have to the Company that is known to such Stockholder; provided, however, that a Stockholder may disclose confidential information (v) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (w) to any prospective purchaser of any Shares from such Stockholder as long as such prospective purchaser agrees to be bound by the provisions of this Section 12.10 as if a Stockholder, (x) to any Affiliate, partner, member or related investment fund of such Stockholder and their respective directors, employees and consultants, in each case in the ordinary course of business, as may be reasonably determined by such Stockholder to be necessary in connection with such Stockholder’s enforcement of its rights in connection with this Agreement or its investment in the Company and its subsidiaries or (z) as may otherwise be required by law or legal, judicial or regulatory process, provided that such Stockholder takes reasonable steps to minimize the extent of any required disclosure described in this clause (z); and provided, further, however, that the acts and omissions of any Person to whom such Stockholder may disclose confidential information pursuant to clauses (v) through (x) of the preceding proviso shall be attributable to such Stockholder for purposes of determining such Stockholder’s compliance with this Section 12.10. Each of the parties hereto acknowledge that the Investors or any of their Affiliates and related investment funds may review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company, and may trade in the securities of such enterprises. Nothing in this Section 12.10 shall preclude or in any way restrict the Investors or their Affiliates or related investment funds from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with those of the Company.

ARTICLE XIII.

GOVERNING LAW

13.1 Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

13.2 Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 12.2 hereof is reasonably calculated to give actual notice.

13.3 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 13.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

13.4 Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY:	SUNGARD CAPITAL CORP.

	By:	*
	Name:	Charles J. Neral
	Title:	Senior Vice President, Finance and Chief Financial Officer

LOWERCO:	SUNGARD CAPITAL CORP. II

	By:	*
	Name:	Charles J. Neral
	Title:	Senior Vice President, Finance and Chief Financial Officer

HOLDINGS:	SUNGARD HOLDING CORP.

	By:	*
	Name:	Charles J. Neral
	Title:	Senior Vice President, Finance and Chief Financial Officer

LLC:	SUNGARD HOLDCO LLC

	By:	*
	Name:	Charles J. Neral
	Title:	Senior Vice President, Finance and Chief Financial Officer

SDS:	SUNGARD DATA SYSTEMS, INC.

	By:	*
	Name:	Charles J. Neral
	Title:	Senior Vice President, Finance and Chief Financial
Officer

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page:

Charles J. Neral

[Signature Page to Second Amended and Restated Stockholders Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE PRINCIPAL INVESTORS:	SILVER LAKE PARTNERS II, L.P.

	By:	Silver Lake Technology Associates II, L.L.C., its general partner

	By:	*
	Name:	James A. Davidson
	Title:	Managing Director

SILVER LAKE TECHNOLOGY INVESTORS II, L.P.

	By:	Silver Lake Technology Associates II, L.L.C., its general partner

	By:	*
	Name:	James A. Davidson
	Title:	Managing Director

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page:

James A. Davidson

[Signature Page to Second Amended and Restated Stockholders Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE PRINCIPAL INVESTORS:	BAIN CAPITAL INTEGRAL INVESTORS, LLC

	By:	Bain Capital Investors, LLC, its administrative member

	By:	*
	Name:	Christopher Gordon
	Title:	Managing Director

BCIP TCV, LLC

	By:	Bain Capital Investors, LLC, its administrative member

	By:	*
	Name:	Christopher Gordon
	Title:	Managing Director

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page:

Christopher Gordon

[Signature Page to Second Amended and Restated Stockholders Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE PRINCIPAL INVESTORS:	BLACKSTONE CAPITAL PARTNERS IV L.P.

	By:	Blackstone Management Associates IV L.L.C., its General Partner

	By:	*
	Name:	Martin Brand
	Title:	Authorized Person

BLACKSTONE CAPITAL PARTNERS IV-A L.P.

	By:	Blackstone Management Associates IV L.L.C., its General Partner

	By:	*
	Name:	Martin Brand
	Title:	Authorized Person

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP IV-A L.P.

	By:	Blackstone Management Associates IV L.L.C., its General Partner

	By:	*
	Name:	Martin Brand
	Title:	Authorized Person

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page:

Martin Brand

[Signature Page to Second Amended and Restated Stockholders Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE PRINCIPAL INVESTORS:	BLACKSTONE PARTICIPATION PARTNERSHIP IV L.P.

	By:	Blackstone Management Associates IV L.L.C., its General Partner

	By:	*
	Name:	Martin Brand
	Title:	Authorized Person

BLACKSTONE GT COMMUNICATIONS PARTNERS L.P.

	By:	Blackstone Communications Management Associates I L.L.C., its General Partner

	By:	*
	Name:	Martin Brand
	Title:	Authorized Person

BLACKSTONE FAMILY COMMUNICATIONS PARTNERSHIP L.P.

	By:	Blackstone Communications Management Associates I L.L.C., its General Partner

	By:	*
	Name:	Martin Brand
	Title:	Authorized Person

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page:

Martin Brand

[Signature Page to Second Amended and Restated Stockholders Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE PRINCIPAL INVESTORS:	GS CAPITAL PARTNERS 2000, L.P.

	By:	GS Advisors 2000, L.L.C., its General Partner

	By:	*
	Name:	Sanjeev Mehra
	Title:	Vice President

GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.

	By:	GS Employee Funds 2000 GP, L.L.C. its General Partner

	By:	*
	Name:	Sanjeev Mehra
	Title:	Vice President

GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.

	By:	GS Advisors 2000, L.L.C. its General Partner

	By:	*
	Name:	Sanjeev Mehra
	Title:	Vice President

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page:

Sanjeev Mehra

[Signature Page to Second Amended and Restated Stockholders Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE PRINCIPAL INVESTORS:	GOLDMAN SACHS DIRECT INVESTMENT FUND 2000, L.P.

	By:	GS Employee Funds 2000 GP, L.L.C. its General Partner

	By:	*
	Name:	Sanjeev Mehra
	Title:	Vice President

GS CAPITAL PARTNERS 2000 GMBH & CO. BETEILIGUNGS KG

	By:	Goldman, Sachs Management GP GmbH its General Partner

By:
Name:
Title:

By:
Name:
Title:

GS CAPITAL PARTNERS V FUND, L.P.

	By:	GSCP V Advisors, L.L.C. its General Partner

	By:	*
	Name:	Sanjeev Mehra
	Title:	Managing Director

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page:

Sanjeev Mehra

[Signature Page to Second Amended and Restated Stockholders Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE PRINCIPAL INVESTORS:	GS CAPITAL PARTNERS V OFFSHORE FUND, L.P.

	By:	GSCP V Offshore Advisors, L.L.C. its General Partner

	By:	*
	Name:	Sanjeev Mehra
	Title:	Managing Director

GS CAPITAL PARTNERS V GMBH & CO. KG

	By:	GS Advisors V L.L.C. its Managing Limited Partner

	By:	*
	Name:	Sanjeev Mehra
	Title:	Managing Director

GS CAPITAL PARTNERS V INSTITUTIONAL, L.P.

	By:	GS Advisors V, L.L.C. its General Partner

	By:	*
	Name:	Sanjeev Mehra
	Title:	Managing Director

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page:

Sanjeev Mehra

[Signature Page to Second Amended and Restated Stockholders Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE PRINCIPAL INVESTORS:	KKR MILLENNIUM FUND L.P.

	By:	KKR Associates Millennium L.P., its general partner
	By:	KKR Millennium GP LLC, its general partner

	By:	*
	Name:	William Janetschek
	Title:	Chief Financial Officer

KKR PARTNERS III, L.P.

	By:	KKR GP III LLC, its general partner

	By:	*
	Name:	William Janetschek
	Title:	Chief Financial Officer

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page:

William Janetschek

[Signature Page to Second Amended and Restated Stockholders Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE PRINCIPAL INVESTORS:	PROVIDENCE EQUITY PARTNERS V LP

	By:	Providence Equity GP V LP, its general partner
	By:	Providence Equity Partners V L.L.C., its general partner

	By:	*
	Name:	Robert S. Hull
	Title:	Chief Financial Officer

PROVIDENCE EQUITY PARTNERS V-A LP

	By:	Providence Equity GP V LP, its general partner
	By:	Providence Equity Partners V L.L.C., its general partner

	By:	*
	Name:	Robert S. Hull
	Title:	Chief Financial Officer

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page:

Robert S. Hull

[Signature Page to Second Amended and Restated Stockholders Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE PRINCIPAL INVESTORS:	TPG PARTNERS IV, L.P.

	By:	TPG GenPar IV, L.P., its general partner
	By:	TPG GenPar IV Advisors, LLC, its general partner

	By:	*
	Name:	Ronald Cami
	Title:	Vice President

T³ PARTNERS II, L.P.

	By:	T³ GenPar II, L.P., its general partner
	By:	T³ Advisors II, Inc., its general partner

	By:	*
	Name:	Ronald Cami
	Title:	Vice President

T³ PARALLEL II, L.P.

	By:	T³ GenPar II, L.P., its general partner
	By:	T³ Advisors II, Inc., its general partner

	By:	*
	Name:	Ronald Cami
	Title:	Vice President

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page:

Ronald Cami

[Signature Page to Second Amended and Restated Stockholders Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE PRINCIPAL INVESTORS:	TPG SOLAR III LLC

	By:	TPG Partners III, L.P.,
its managing member
	By:	TPG GenPar III, L.P.,
its general partner
	By:	TPG Advisors III, Inc.,
its general partner

	By:	*
	Name:	Ronald Cami
	Title:	Vice President

TPG SOLAR CO-INVEST LLC

	By:	TPG GenPar IV, L.P.,
its managing member
	By:	TPG GenPar IV Advisors, LLC,
its general partner

	By:	*
	Name:	Ronald Cami
	Title:	Vice President

*	The signature appearing immediately below shall serve as a signature at each place indicated with an “*” on this page:

Ronald Cami

[Signature Page to Second Amended and Restated Stockholders Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE PRINCIPAL INVESTORS:	INTEGRAL CAPITAL PARTNERS VII, L.P.

	By:	Integral Capital Management VII, LLC, its general partner

By:
	Name:	Charles A. Morris
	Title:	Manager

[Signature Page to Second Amended and Restated Stockholders Agreement]